Exhibit 99.1




                   GENERAL INSTRUMENT CORPORATION SAVINGS PLAN


                      Effective as of July 1, 1997. Amended
                       and Restated as of January 1, 1998.



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                               TABLE OF CONTENTS

                                                                          PAGE

     ARTICLE I - Adoption................................................   1
          1.1    Adoption ...............................................   1
          1.2    Transfer of Assets and Liabilities......................   1
          1.3    Spin-off of NextLevel Systems, Inc. and CommScope, Inc..   1

     ARTICLE II - Definitions............................................   2
          2.1      Accounts..............................................   2
                  (a)      An Employer Contribution Account...............  2
                  (b)      A Matched Participant Contribution Account.....  2
                  (c)      An Unmatched Participant Contribution Account..  2
                  (d)      A Rollover Contribution Account................  2
                  (e)      A Trust-to-Trust Account.......................  2
          2.2      Accrued Benefit........................................  2
          2.3      Active Participant.....................................  3
          2.4      Administrative Committee...............................  3
          2.5      Authorized Leave of Absence............................  3
          2.6      Beneficiary............................................  3
          2.7      Board of Directors.....................................  3
          2.8      Chairman...............................................  3
          2.9      Code...................................................  3
          2.10     Company................................................  3
          2.11     Company Stock..........................................  3
          2.12     CommScope Stock........................................  3
          2.13     Compensation...........................................  3
                  (a)      In General.....................................  3
                  (b)      Code Section 415 Compensation (for Plan Years
                           Commencing Before January 1, 1998).............  4
                  (c)      Code Section 414(s) Compensation...............  4
          2.14     Compensation Reduction Election........................  4
          2.15     Continuous Service.....................................  4
          2.16     Disability or Disabled.................................  5
          2.17     Effective Date.........................................  5
          2.18     Eligible Employee......................................  5
                  (a)      Union Employees................................  5
                  (b)      Leased Employees...............................  5
                  (c)      Independent Contractors........................  5
          2.19     Employee...............................................  5
          2.20     Employer...............................................  5
          2.21     ERISA..................................................  6
          2.22     Forfeiture.............................................  6
          2.23     GSI Plan...............................................  6
          2.24     GSI Stock..............................................  6
          2.25     Hardship...............................................  6


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                  (a)      Medical Expenses...............................  6
                  (b)      Home Purchase..................................  6
                  (c)      Educational Expenses...........................  6
                  (d)      Prevention of Eviction or Foreclosure..........  6
                  (e)      Other Deemed Hardship Events Designated by the
                           Internal Revenue Service.......................  6
          2.26     Highly Compensated Employee............................  6
                  (a)      ...............................................  6
                  (b)      ...............................................  7
                           (1)      ......................................  7
                           (2)      ......................................  7
                           (3)      ......................................  7
                           (4)      ......................................  7
                           (5)      ......................................  7
                           (6)      ......................................  7
                  (c)      ...............................................  7
                  (d)      ...............................................  7
                  (e)      ...............................................  7
         2.27     Hour of Service.........................................  8
                  (a)      ...............................................  8
                  (b)      ...............................................  8
                  (c)      ...............................................  8
         2.28     Investment Committee....................................  8
         2.29     Investment Fund.........................................  8
         2.30     Matching Employer Contributions.........................  9
         2.31     Normal Retirement Date..................................  9
         2.32     Old GI Plan.............................................  9
         2.33     One Year Break In Service...............................  9
         2.34     Participant.............................................. 9
         2.35     Participant Contributions................................ 9
                  (a)      Matched Participant Contributions............... 9
                  (b)      Unmatched Participant Contributions............. 9
         2.36     Period of Non-employment................................. 9
         2.37     Plan.................................................... 10
         2.38     Plan Administrator...................................... 10
         2.39     Plan Year............................................... 10
         2.40     Related Company......................................... 10
         2.41     Related Plan............................................ 10
         2.42     Required Distribution Date.............................. 10
                  (a)      ............................................... 10
                  (b)      ............................................... 10
         2.43     Rollover Contribution................................... 10
         2.44     Special Fiduciary..... ................................. 10
         2.45     Special Section 401(k) Contributions.................... 10
         2.46     Spin-Off Date........................................... 10
         2.47     Termination of Employment............................... 10
         2.48     Transferred Participant................................. 11
         2.49     Trust................................................... 11
         2.50     Trust Agreement......................................... 11


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         2.51     Trust Fund.............................................. 11
         2.52     Trustee................................................. 11
         2.53     Trust-to-Trust Transfer................................. 11
         2.54     Valuation Date.......................................... 11
         2.55     Vesting Service......................................... 12

ARTICLE III - Participation............................................... 12
         3.1      Participation........................................... 12
                  (a)      Participation on Effective Date................ 12
                  (b)      Participation After the July 1, 1997........... 12
         3.2      Certification of Participation and Compensation to the
                  Administrative Committee................................ 12
         3.3      Participation Upon Re-employment........................ 12

ARTICLE IV - Contributions................................................ 12
         4.1      Participant Contributions............................... 12
                  (a)      Participant Contributions...................... 13
                           (1)      Payroll Compensation Reductions....... 13
                  (2)      Bonus Compensation Reductions.................. 13
                  (3)      Initial and Changed Compensation Reduction
                           Elections...................................... 14
                  (4)      Revocations of Compensation Reduction
                           Elections...................................... 14
                  (5)      Contribution and Limitations on Contribution
                           of Elected Amounts............................. 14
                  (b)      Deadline for Participant Contributions......... 15
                  (c)      Restrictions on Participant Contributions...... 15
                           (1)      Dollar Limitations.................... 15
                           (2)      Discrimination Limitations............ 16
                                    (A)     General Limit................. 16
                                    (B)     Alternative Limit............. 16
                  (d)      Average ADP; Actual Deferral Percentage........ 18
                  (e)      Aggregation Rules.............................. 18
                  (f)      Allocation of Participant Contributions........ 19
         4.2      Matching Employer Contributions......................... 19
                  (a)      Matching Employer Contributions................ 19
                  (b)      Deadline for Matching Employer Contributions... 19
                  (c)      Restrictions on Matching Employer
                           Contributions.................................. 19
                           (1)      General Limit......................... 19
                           (2)      Alternative Limit..................... 19
                  (d)      Average ACP; Actual Contribution Percentage.... 21
                  (e)      Aggregation Rules.............................. 21
                  (f)      Allocation of Matching Employer Contributions.. 22
         4.3      Multiple Use of Sections 4.1(c)(2) and 4.2(c)........... 22
                  (a)      ............................................... 22
                  (b)      ............................................... 22
                  (c)      ............................................... 22
                  (d)      ............................................... 22
                  (e)      Average Aggregate Contribution Percentage;
                           Aggregate Contribution Percentage.............. 24


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         4.4      Order of Application of Limitations of Sections 4.1(c)(1),
                  4.1(c)(2), 4.2(c), 4.3 and 5.1.......................... 24
         4.5      Special Section 401(k) Contributions.................... 24
                  (a)      Special Section 401(k) Contributions........... 24
                  (b)      Deadline for Special Section 401(k)
                           Contributions.................................. 24
                  (c)      Allocation of Special Section 401(k)
                           Contributions.................................. 24
         4.6      Rollover Contributions into the Plan.................... 25
         4.7      Trust-to-Trust Transfers to the Plan.................... 25
         4.8      Allocation of Income or Loss............................ 25
                  (a)      Income or Loss for Plan Year................... 26
                  (b)      Income or Loss for Period Between End of
                           Plan Year and Distribution..................... 26
         4.9      Determination and Amount of Employer Contributions...... 26
         4.10     Vesting................................................. 26
                  (a)      Termination Upon Normal Retirement Date,
                           Death or Disability............................ 26
                  (b)      Other Termination.............................. 26
                           (1)      ...................................... 26
                           (2)      ...................................... 26
                           (3)      ...................................... 26
                           (4)      ...................................... 26
                           (5)      ...................................... 27
                  (c)      Forfeitures.................................... 27
                  (d)      Return to Employment........................... 27
                  (e)      Application of Forfeitures..................... 27

ARTICLE V - Limitations on Contributions.................................. 28
         5.1      Limitations on Contributions............................ 28
                  (a)      Limitations on Contributions................... 28
                  (b)      Definitions.................................... 28
                           (1)      Annual Additions...................... 28
                                    (A)     .............................. 28
                                    (B)     .............................. 28
                                    (C)     .............................. 28
                                    (D)     .............................. 28
                                    (E)     .............................. 28
                                    (F)     .............................. 28
                           (2)      Maximum Annual Additions.............. 29
                                    (A)     Percentage Limitation......... 29
                                    (B)     Dollar Limitation............. 29
                  (c)      Elimination of Annual Excess................... 29
                           (1)      Unmatched Participant Contributions... 29
                           (2)      Matched Participant Contributions
                                    and Related Matching Employer
                                    Contributions......................... 29
                           (3)      Special Section 401(k) Contributions.. 29
                  (d)      Combined Limitations........................... 30
                  (e)      Standard of Control............................ 30


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ARTICLE VI - Trustee and Trust Fund....................................... 30
         6.1      Trust Agreement......................................... 30
         6.2      Selection of Trustee.................................... 30
         6.3      Trustee's Duties........................................ 30
         6.4      Trust Expenses.......................................... 31
         6.5      Trust Entity............................................ 31
         6.6      Separate Accounts....................................... 31
         6.7      Investment Funds........................................ 31
         6.8      Investment of Matching Employer Contributions........... 32
         6.9      Investment of Participants' Employer Contribution
                  Accounts................................................ 32
                  (a)      In General..................................... 32
                  (b)      Direction of Pre-June 10, 1992 Employer
                           Contribution Accounts.......................... 32
                  (c)      Investment in CommScope Stock Fund and GSI
                           Stock Fund..................................... 32
                  (d)      Dividends on CommScope Stock and GSI Stock..... 32
         6.10 Investment Elections with Regard to Participant Contributions, Special Section 401(k) Contributions, Rollover Contributions, Trust-to-Trust Transfers and
                  Cash Dividends with Respect to CommScope Stock and
                  GSI Stock............................................... 33
         6.11     Investment Elections with Regard to Matched
                  Participant Contribution Accounts, Unmatched
                  Participant Contribution Accounts, Rollover
                  Contribution Accounts and Trust-to-Trust Accounts....... 33
                  (a)      In General..................................... 33
                  (b)      Investment in CommScope Stock Fund and GSI
                           Stock Fund..................................... 33
                  (c)      Dividends on CommScope Stock and GSI Stock..... 34
         6.12     Special Provisions for Company Stock Fund, CommScope
                  Stock Fund and GSI Stock Fund........................... 34
         6.13     Shareholder Rights in Company Stock..................... 34
                  (a)      Participant Directions......................... 34
                  (b)      Named Fiduciaries.............................. 35
                  (c)      Confidentiality................................ 35
                  (d)      Fiduciary Override............................. 35
         6.14     Trust Income............................................ 35
         6.15     Correction of Error..................................... 36
         6.16     Right of the Employers to Trust Assets.................. 36
                  (a)      Return of Contributions Where Deduction is
                           Disallowed..................................... 36
                  (b)      Return of Contributions Made Through Mistake
                           of Fact........................................ 36

ARTICLE VII - Benefits.................................................... 37
         7.1      Payment of Benefits in General.......................... 37
         7.2      Payment of Vested Accrued Benefit on Termination
                  of Employment........................................... 37
         7.3      Payment of Accrued Benefit on Account of Death.......... 37
                  (a)      Payment to Surviving Spouse.................... 37
                  (b)      Payment to Other Beneficiary................... 37
                  (c)      Designation of Beneficiary..................... 37
                           (1)      ...................................... 38
                           (2)      ...................................... 38
                  (d)      Period of Distribution......................... 38
         7.4      Participant Withdrawals................................. 38

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                  (a)      Withdrawal from Rollover Contribution Account
                           and Trust-to-Trust Account..................... 38
                  (b)      Withdrawals from the Employer Contribution
                           Account Attributable to Matching Employer
                           Contributions Made Prior to January 1, 1991.... 39
                  (c)      Withdrawal After Age 59-1/2.................... 39
                  (d)      Hardship Withdrawal............................ 39
                           (1)      Necessary to Satisfy Immediate and
                                    Heavy Financial Need.................. 39
                           (2)      Exhaustion of Other Sources of Funds.. 40
                           (3)      Twelve Month Suspension of Elective
                                    Contributions......................... 40
                           (4)      Limitation on Participant Contribution
                                    in the Year Following the Hardship
                                    Withdrawal............................ 40
         7.5      Deadline for Payment of Benefits........................ 40
         7.6      Spousal Consents........................................ 40
                  (a)      Conditions for Valid Spousal Consent........... 40
                           (1)      ...................................... 40
                           (2)      ...................................... 41
                           (3)      ...................................... 41
                           (4)      ...................................... 41
                  (b)      Treatment of Former Spouse as a Spouse Pursuant
                           to a Qualified Domestic Relations Order........ 41
         7.7      Facility of Payment..................................... 41
         7.8      Form of Payment......................................... 41
         7.9      Lump Sum Payment Without Election....................... 41
         7.10     Direct Rollover to Another Plan......................... 41
         7.11     Distributions to an Employed Participant on his
                  Required Distribution Date.............................. 42
         7.12     Request for Withdrawal or Distribution.................. 42
         7.13     Deduction of Taxes from Amounts Payable................. 42
         7.14     Improper Payment of Benefits............................ 42
         7.15     Participant Loans....................................... 42
                  (a)      Loan Amount.................................... 42
                           (1)      ...................................... 42
                                    (A)     .............................. 43
                                    (B)     .............................. 43
                           (2)      ...................................... 43
                  (b)      Loan Terms..................................... 43
                  (c)      Level Amortization............................. 43
                           (1)      Authorized Leave of Absence........... 43
                           (2)      Military Leave........................ 43
                  (d)      Loans Granted on a Reasonably Equivalent
                           Basis.......................................... 43
                  (e)      Source of Loans................................ 43
                           (1)      the Rollover Contribution Account..... 44
                           (2)      the Unmatched Participation
                                    Contribution Account.................. 44
                           (3)      the Matched Participant Contribution
                                    Account............................... 44
                           (4)      the Employer Contribution Account;.... 44
                           (5)      the Trust-to-Trust Account............ 44

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                  (f)      Loan Earmarked as a Separate Investment for
                           Participant's Accounts......................... 44
                  (g)      Loans Subject to Terms and Conditions Imposed
                           by Administrative Committee.................... 44

ARTICLE VIII - Administration............................................. 45
         8.1      Board of Directors Duties............................... 45
         8.2      Chairman Duties......................................... 45
                  (a)      ............................................... 45
                  (b)      ............................................... 45
         8.3      Administrative Committee Membership..................... 45
         8.4      Administrative Committee Structure...................... 45
         8.5      Administrative Committee Actions........................ 45
         8.6      Administrative Committee Duties......................... 46
                  (a)      ............................................... 46
                  (b)      ............................................... 46
                  (c)      ............................................... 46
                  (d)      ............................................... 46
                  (e)      ............................................... 46
                  (f)      ............................................... 46
                  (g)      ............................................... 46
                  (h)      ............................................... 46
                  (i)      ............................................... 46
                  (j)      ............................................... 46
                  (k)      ............................................... 46
                  (l)      ............................................... 46
                  (m)      ............................................... 46
         8.7      Investment Committee Membership......................... 47
         8.8      Investment Committee Structure.......................... 47
         8.9      Investment Committee Actions............................ 47
         8.10     Investment Committee Duties............................. 47
                  (a)      ............................................... 47
                  (b)      ............................................... 47
                  (c)      ............................................... 47
                  (d)      ............................................... 47
                  (e)      ............................................... 48
                  (f)      ............................................... 48
                  (g)      ............................................... 48
         8.11     Committee and Plan Administrator Bonding and Expenses... 48
         8.12     Allocations and Delegations of Responsibility........... 48
                  (a)      Delegations of Responsibility.................. 48
                  (b)      Allocations of Responsibility.................. 48
         8.13     Information To Be Supplied by Employers................. 49
         8.14     Records................................................. 49
         8.15     Fiduciary Capacity...................................... 49
         8.16     Plan Administrator...................................... 49
         8.17     Fiduciary Responsibility................................ 49
                  (a)      Determination of Validity of a Spousal Consent. 49

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                  (b)      Determination of Validity of a Qualified
                           Domestic Relations Order....................... 50
         8.18     Committee/Plan Administrator Decisions Final............ 50

ARTICLE IX - Claims Procedure............................................. 50
         9.1      Initial Claim for Benefits.............................. 50
         9.2      Review of Claim Denial.................................. 51

ARTICLE X - Amendment and Termination of the Plan......................... 51
         10.1     Plan Termination........................................ 51
         10.2     Amendments.............................................. 51
         10.3     Payment Upon Termination................................ 52
         10.4     Withdrawal from the Plan by an Employer................. 52

ARTICLE XI - Top Heavy Provisions......................................... 52
         11.1     Application............................................. 52
         11.2     Special Top Heavy Definitions........................... 52
                  (a)      Aggregate Employer Contributions............... 53
                  (b)      Aggregation Group.............................. 53
                           (1)      Mandatory Aggregation Group........... 53
                                    (A)     .............................. 53
                                    (B)     .............................. 53
                           (2)      Permissive Aggregation Group.......... 53
                  (c)      Determination Date............................. 54
                  (d)      Key Employee................................... 54
                           (1)      ...................................... 54
                                    (A)     .............................. 54
                                    (B)     .............................. 54
                                    (C)     .............................. 54
                                    (D)     .............................. 54
                           (2)      ...................................... 55
                                    (A)     .............................. 55
                                    (B)     .............................. 55
                           (3)      ...................................... 55
                           (4)      ...................................... 55
                           (5)      ...................................... 55
                                    (A)     .............................. 55
                                    (B)     .............................. 56
                  (e)      Non-Key Employee............................... 56
                  (f)      Present Value of Accrued Benefits.............. 56
                           (1)      ...................................... 56
                                    (A)     .............................. 56
                                    (B)     .............................. 56
                           (2)      ...................................... 56
                                    (A)     Interest rate: 5%............. 57
                                    (B)     Post Retirement Mortality:
                                            1984 Unisex Pension Table..... 57
                                    (C)      ............................. 57

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                                    (D)     .............................. 57
                           (3)      ...................................... 57
                           (4)      ...................................... 57
                                    (A)     .............................. 57
                                    (B)     .............................. 58
                  (g)      Related Transfer............................... 58
                  (h)      A Top Heavy Aggregation Group.................. 58
                  (i)      Top Heavy Plan................................. 59
                  (j)      Unrelated Transfer............................. 59
         11.3     Special Top Heavy Provisions............................ 59
                  (a)      Minimum Employer Contributions................. 59
                           (1)      ...................................... 59
                           (2)      ...................................... 59
                           (3)      ...................................... 59
                  (b)      Vesting........................................ 60
                  (c)      Limitations.................................... 60
                  (d)      Transition Rule for a Top Heavy Plan........... 60
                  (e)      Transition Rule for a Super Top Heavy Plan..... 60
                  (f)      Terminated Plan................................ 61
                  (g)      Frozen Plans................................... 61

ARTICLE XII - Miscellaneous Provisions.................................... 61
         12.1     Employer Joinder........................................ 61
         12.2     Plan Merger............................................. 61
         12.3     Non-Alienation of Benefits.............................. 62
                  (a)      In General..................................... 62
                  (b)      Exception for Certain Domestic Relations
                           Orders......................................... 62
                           (1)      ...................................... 62
                           (2)      ...................................... 62
                           (3)      ...................................... 62
         12.4     Qualified Domestic Relations Order...................... 62
                  (a)      Qualified Domestic Relations Order............. 62
                           (1)      ...................................... 62
                           (2)      ...................................... 62
                           (3)      ...................................... 62
                           (4)      ...................................... 62
                  (b)      Information Required in a Qualified Domestic
                           Relations Order................................ 62
                           (1)      ...................................... 63
                           (2)      ...................................... 63
                           (3)      ...................................... 63
                           (4)      ...................................... 63
                  (c)      Provisions Prohibited in a Qualified Domestic
                           Relations Order................................ 63
                           (1)      ...................................... 63
                           (2)      ...................................... 63
                           (3)      ...................................... 63
                  (d)      Nondisqualifying Provisions.................... 63
                           (1)      ...................................... 63
                                    (A)     .............................. 63

                                    (B)     .............................. 63
                           (2)      ...................................... 63
                           (3)      ...................................... 64
                  (e)      Treatment of Former Spouse as the Participant's
                           Spouse......................................... 64
                  (f)      Separate Accounting of Amounts Payable Pursuant
                           to a Qualified Domestic Relations Order........ 64
         12.5     Unclaimed Amounts....................................... 64
         12.6     No Contract of Employment............................... 64
         12.7     Reduction for Overpayment............................... 64
         12.8     Employees' Trust........................................ 64
         12.9     Source of Benefits...................................... 65
         12.10    Indemnification......................................... 65
         12.11    Company Merger.......................................... 65
         12.12    Gender and Number....................................... 65
         12.13    Headings................................................ 65
         12.14    Uniform and Non-Discriminatory Application of
                  Provisions.............................................. 65
         12.15    Invalidity of Certain Provisions........................ 65
         12.16    Qualified Military Service.............................. 65
         12.17    Law Governing........................................... 66

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                   GENERAL INSTRUMENT CORPORATION SAVINGS PLAN

                                    ARTICLE I

                                    Adoption

     1.1 Adoption. The General Instrument Corporation Savings Plan, as set forth herein, was established effective July 1, 1997 as the NextLevel Systems, Inc. Savings Plan. The name of the Plan was changed to General Instrument Corporation Savings Plan effective February 2, 1998. The Plan, as amended and restated herein is effective January 1, 1998, except as otherwise provided.

     The Plan is intended to be a qualified profit sharing plan as described in Sections 401(a) and 401(k) of the Internal Revenue Code.

     1.2 Transfer of Assets and Liabilities. The account balances under the General Instrument Corporation Savings Plan maintained by General Instrument Corporation of Delaware prior to the Spin-Off Date (as defined below) (the "Old GI Plan") of each Transferred Participant shall be transferred to the Plan as soon as reasonably practicable on or following the date of distribution by General Instrument Corporation ("Old GI") of all shares of NextLevel Systems, Inc. owned by it (the "Spin-off Date"), subject to the receipt of a favorable determination by the Internal Revenue Service that the Plan is qualified under Sections 401(a) and 401(k) of the Code and that such transfer does not cause a loss of qualification of the Plan or the Old GI Plan. Except as provided in Sections 6.9(c) and 6.11(b), a Transferred Participant's transferred account balances shall remain invested in the same Investment Funds in which such transferred accounts were invested under the Old GI Plan immediately prior to the transfer until the Participant elects to change the investment of his Accounts in accordance with Sections 6.9 and 6.11.

     1.3 Spin-off of NextLevel Systems, Inc. and CommScope, Inc. Old GI spun off CommScope, Inc. and NextLevel Systems, Inc. by distributing to Old GI's shareholders, as a spin-off dividend, all shares of NextLevel Systems, Inc. common stock ("Company Stock") and CommScope, Inc. common stock ("CommScope Stock") owned by Old GI. Old GI was renamed General Semiconductor, Inc. ("GSI") as of the Spin-off Date. As a result of the spin-off. The Old GI Plan received shares of Company Stock and CommScope Stock as dividends with respect to shares of Old GI's common stock ("Old GI Stock") held by the Old GI Plan as of the Spinoff Date. The Old GI Stock held by the Old GI Plan is to be replaced with General Semiconductor, Inc. common stock ("GSI Stock"). The shares of Company Stock, GSI Stock and CommScope Stock allocable to the Transferred Participant's accounts under the Old GI Plan have been or will be transferred to Participant's Accounts under the Plan pursuant to the transfer of assets and liabilities in accordance with Section 1.2. In order to provide Transferred Participants with the opportunity to continue to hold the same economic investment following the spin-off of NextLevel Systems, Inc. and CommScope, Inc. as before, and enhanced flexibility following, the spin-off, the Plan provides, subject to the provisions of Sections 6.9, 6.10, 6.11 and 6.12, that Participants may elect to continue holding shares of GSI Stock and CommScope Stock transferred to their Accounts from the Old GI Plan, or may elect to reinvest such shares in accordance with the provisions of Section 6.9 and 6.11, as applicable.

                                   ARTICLE II

                                   Definitions

     The following terms whenever used in the following capitalized form shall have the meaning set forth below, unless the context clearly indicates otherwise:

     2.1 "Accounts" means a Participant's share in the Trust. Each Participant shall have the following five (5) separate Accounts consisting of the amounts described below, plus income and gains and less expenses and losses attributable thereto, and reduced by any distributions therefrom:

          (a) An "Employer Contribution Account" to which shall be credited Matching Employer Contributions made in accordance with Section 4.2 and Minimum Employer Contributions made in accordance with Section 11.3(a) and amounts transferred to the Plan from the Participant's employer contribution account under the Old GI Plan. To the extent required by the provisions of Section 4.10(d), the Participant's Employer Contribution Account shall be divided into a "Pre-Break Employer Contribution Subaccount" and a "Post-Break Employer Contribution Subaccount".

          (b) A "Matched Participant Contribution Account" to which shall be credited Matched Participant Contributions made in accordance with Section
     4.1 and Special Section 401(k) Contributions made in accordance with
     Section 4.5 and amounts transferred to the Plan from the Participant's matched participant contribution account under the Old GI Plan. The Participant's Matched Participant Contribution Account shall be separated into (i) a Matched Participant Contribution Subaccount and (ii) a Special
     Section 401(k) Contribution Subaccount.

          (c) An "Unmatched Participant Contribution Account" to which shall be credited Unmatched Participant Contributions made in accordance with
     Section 4.1 and amounts transferred to the Plan from the Participant's unmatched participant contribution account under the Old GI Plan.

          (d) A "Rollover Contribution Account" to which shall be credited Rollover Contributions made in accordance with Section 4.6 and amounts transferred to the Plan from the Participant's rollover contribution account under the Old GI Plan.

          (e) A "Trust-to-Trust Account" to which shall be credited Trust-to-Trust Transfers made to the Plan on behalf of a Participant and amounts transferred to the Plan from the Participant's trust-to-trust account under the Old GI Plan. To the extent required by the circumstances, a Participant's Trust-to-Trust Account shall be divided into a "Pre-1996 Trust-to-Trust Account" and a "Post-1995 Trust-to-Trust Account."

     2.2 "Accrued Benefit" means a Participant's total interest in the Trust composed of such Participant's Accounts. The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

     2.3 "Active Participant" means a Participant who is an Eligible Employee as of any day of the Plan Year.

     2.4 "Administrative Committee" means the committee appointed pursuant to
Section 8.3 to administer the Plan. Effective on and after February 2, 1998, the Administrative Committee is the General Instrument Corporation Employee Benefits Administrative Committee.

     2.5 "Authorized Leave of Absence" means an absence with or without compensation, authorized by an Employer on a non-discriminatory basis for disability, jury duty, military duty, or other reasons.

     2.6 "Beneficiary" means any person designated by a Participant, unless otherwise designated under the terms of the Plan, in accordance with Section 7.3(c) to receive death benefits under the Plan.

     2.7 "Board of Directors" means the board of directors of the Company.

     2.8 "Chairman" means the chairman of the Board of Directors.

     2.9 "Code" means the Internal Revenue Code of 1986, as amended, or any succeeding Internal Revenue Code, and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

     2.10 "Company" means (a) prior to February 2, 1998, NextLevel Systems, Inc., and (b) on and after February 2, 1998, General Instrument Corporation or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

     2.11 "Company Stock" means (a) prior to February 2, 1998, the common stock of NextLevel Systems, Inc. and (b) on and after February 2, 1998, the common stock of General Instrument Corporation, which constitutes qualifying employer securities (as defined in Section 407(d)(5) of ERISA).

     2.12 "CommScope Stock" means the common stock of CommScope, Inc. transferred from the Old GI Plan to the Transferred Participants' Accounts pursuant to Sections 1.2 and 1.3 and invested in the CommScope Stock Fund.

     2.13 "Compensation" means the amounts below:

          (a) In General. Except as provided in (b) or (c), Compensation means the total amount of base salary and wages paid by an Employer through the U.S. payroll system of the Employer to a Participant while an Eligible Employee, including short-term disability payments made directly from the assets of the Employer, and excluding overtime pay, commissions, incentive pay, severance pay and any other cash payments or benefits provided, increased by the amount of any elective contributions made by an Employer or any Related Company on behalf of an Employee that are not includable in the Participant's income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), Section 403(b), Section 408(p)(2)(A)(i) or Section 457 of the Code.

          For purposes of Section 4.1(a), "Payroll Compensation" means Compensation as defined above, and "Bonus Compensation" means, for any year, the amount, if any, payable to an Active Participant in that year as an annual formula-based profit sharing bonus payable pursuant to the Employer's profit sharing bonus program.

          (b) Code Section 415 Compensation (for Plan Years Commencing Before January 1, 1998). For purposes of determining the limitations under Plan Articles V and XI (except for purposes of Plan Section 11.2(d)) for Plan Years commencing prior to January 1, 1998, Compensation means total compensation paid to an Employee by the Employers and all Related Companies for the Plan Year, not increased by the amount of any elective contributions that are made by an Employer or any Related Company on behalf of an Employee that are not includable in the Employee's income under
     Section 125, Section 402(e)(3), Section 402(h)(1)(B), Section 403(b),
     Section 408(p)(2)(A)(i) or Section 457 of the Code and excluding any benefits paid under the Plan or under any other qualified plan described in
     Section 401(a) of the Code, or other deferred compensation, stock options or other distributions which receive special tax benefit.

          (c) Code Section 414(s) Compensation. For purposes of determining whether an Employee is a Highly Compensated Employee in accordance with Plan Section 2.26 or a Key Employee in accordance with Plan Section 11.2(d), for purposes of determining the Actual Contribution Percentage under Plan Section 4.2(d) and the Actual Deferral Percentage under Plan
     Section 4.1(d), and, with respect to Plan Years commencing on or after January 1, 1998, for purposes of determining the limitations under Articles V and XI, Compensation means Compensation as defined in (b) above, increased by the amount of any elective contributions made by an Employer or any Related Company on behalf of an Employee that are not includable in the Employee's income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), Section 403(b), Section 408(p)(2)(A)(i) or Section 457 of the Code.

Except for purposes of determining Highly Compensated Employees under Plan
Section 2.26, Key Employees under Plan Section 11.2(d) and the limitations under Plan Section 5.1, the amount of an Employee's annual Compensation taken into account under the Plan will not exceed the maximum amount of annual Compensation permitted to be taken into account under Section 401(a)(17) of the Code ($160,000 in 1997, as adjusted for cost-of-living increases in accordance with applicable regulations and rulings under Section 401(a)(17) of the Code).

     2.14 "Compensation Reduction Election" means the properly completed and executed form provided by the Administrative Committee which has been filed by the Participant with the Administrative Committee as provided in Section 4.1. A "Bonus Compensation Reduction Election" shall apply to Bonus Compensation (as defined in Section 2.13(a)). A "Payroll Compensation Reduction Election" shall apply to Payroll Compensation (as defined in Section 2.13(a)).

     2.15 "Continuous Service" means the period of employment of an Employee by an Employer or Related Company (including periods of Authorized Leave of Absence) measured from the date an Employee first performs an Hour of Service upon employment or reemployment to the date of the Employee's Termination of Employment; provided that an Employee shall not be credited with more than 12 months of Continuous Service with respect to any single period of Authorized Leave of Absence; and provided, further, that if an Employee who has a Termination of Employment is reemployed by an Employer or a Related Company and performs an Hour of Service before he incurs a One Year Break In Service, such Termination of Employment shall be disregarded and his employment shall be treated as continuous through the date he resumes employment as an Employee. An Employee shall receive 1/12 of a year of Continuous Service for each full or partial calendar month of employment.

     Any person who was employed by Next Level Communication ("NLC") on September 27, 1995, and who, immediately thereafter and pursuant to Old GI's acquisition of the assets of NLC, became an Employee of an Employer, shall be credited with Continuous Service under the Plan for his periods of employment with NLC prior to its acquisition by Old GI. Any person who was employed by the Broadcast Products Group of Compression Labs, Inc. ("CLI") on June 24, 1996, and who, immediately thereafter and pursuant to the acquisition of certain assets of such Broadcast Products Group by Charger Industries, Inc. (now known as Magnitude Compression Systems, Inc. ("MCS")) became an Employee of MCS, shall be credited with Continuous Service under the Plan for his periods of employment with CLI prior to such acquisition.

     2.16 "Disability" or "Disabled" means a physical or mental injury or disease for which benefits are payable under the terms of the Company's long-term disability insurance plan (or for which benefits would have been payable had the Participant been a participant in such long-term disability insurance plan) or any successor to such plan, as in effect on the date such disability is incurred.

     2.17 "Effective Date" of this amendment and restatement is January 1, 1998. The original effective date of the Plan was July 1, 1997.

     2.18 "Eligible Employee" means any Employee who is employed by an Employer and paid through the U.S. payroll system of the Employer but excluding:

          (a) Union Employees. Any Employee a member of a unit of employees covered by a collective bargaining agreement, unless the agreement requires inclusion of the Employee in the Plan.

          (b) Leased Employees. Leased Employees. Any Employee who is a leased employee within the meaning of Section 414(n) of the Code.

          (c) Independent Contractors. Any individual who is classified by the Employer as an independent contractor.

     2.19 "Employee" means any common law employee of an Employer or a Related Company and any leased employee (within the meaning of Code Section 414(n)) of an Employer or any Related Company.

     2.20 "Employer" means the Company and any Related Company which, pursuant to Section 12.1, elects to adopt the Plan.

     2.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.22 "Forfeiture" means the portion of a Participant's Accrued Benefit which is forfeited as provided in Sections 4.1(c)(1), 4.1(c)(2), 4.2(c), 4.10(c) and 12.5.

     2.23 "GSI Plan" Plan means the General Semiconductor, Inc. Savings Plan.

     2.24 "GSI Stock" Stock means common stock of General Semiconductor, Inc. transferred from the Old GI Plan to the Transferred Participants' Accounts pursuant to Sections 1.2 and 1.3 and invested in the GSI Stock Fund.

     2.25 "Hardship" means an immediate and heavy financial need of the Participant on account of:

          (a) Medical Expenses. Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code) or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code;

          (b) Home Purchase. Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

          (c) Educational Expenses. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code);

          (d) Prevention of Eviction or Foreclosure. Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

          (e) Other Deemed Hardship Events Designated by the Internal Revenue Service. Such other events, if any, that are designated by the Internal Revenue Service as constituting deemed immediate and heavy financial needs in regulations, revenue rulings, notices, or other documents of general applicability.

     2.26 "Highly Compensated Employee" means, for any Plan Year, any individual who (i) is an Employee described in subsection (a) or (b) below, or (ii) is a former Employee described in subsection (c), below:

          (a) An Employee who at any time during the current Plan Year or the preceding Plan Year is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of
     Section 318 of the Code) ("5% Owner") of the Employer or a Related Company;

          (b) An Employee who (i) received Compensation during the preceding Plan Year in excess of $80,000 (in 1996, as adjusted in accordance with regulations and rulings under Section 414(q) of the Code), and (ii) if the Administrative Committee elects to apply this clause (ii) to determine the Highly Compensated Employees for a Plan Year, is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Employer and Related Companies when ranked on the basis of Compensation paid during the preceding Plan Year, provided that, for purposes of determining the total number of persons employed by the Employer and Related Companies, the following Employees shall be excluded:

               (1) Employees who have not completed an aggregate of six (6) months of service during the preceding Plan Year,

               (2) Employees who work less than seventeen and one-half (17-1/2) hours per week for 50% or more of the total weeks worked by such employees during the preceding Plan Year,

               (3) Employees who normally work during not more than six (6) months during any year,

               (4) Employees who have not attained age 21 by the end of the preceding Plan Year,

               (5) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer or a Related Company which constitutes income during the preceding Plan Year from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and

               (6) Except to the extent provided in regulations prescribed by the Secretary of the Treasury, Employees who are members of a collective bargaining unit represented by a collective bargaining agent with which an Employer or a Related Company has or has had a bargaining agreement.

          (c) A former Employee of an Employer or any Related Company shall also be treated as a Highly Compensated Employee for a Plan Year if such former Employee was a Highly Compensated Employee (1) at the time he has a Termination of Employment, or (2) at any time after he attains age 55.

          (d) For purposes of this Section 2.26, an Employee who performs no services for the Employer or Related Companies during a Plan Year (for example, an Employee who is on an Authorized Leave of Absence throughout the Plan Year) shall be treated as having had a Termination of Employment in the Plan Year in which he last performed services for the Employer or a Related Company.

          (e) For purposes of this Section, an Employee who performs services for the Employer or a Related Company during a Plan Year shall nevertheless be deemed to have had a Termination of Employment (solely for purposes of determining whether such

     Employee is a Highly Compensated Employee for any period after he has an actual Termination of Employment) if (1) in a Plan Year prior to his attainment of age 55, the Employee receives Compensation in an amount less than 50% of his average annual Compensation for the three consecutive calendar years preceding such Plan Year during which his Compensation was the greatest (or the total period of the Employee's service with the Employer and Related Companies, if less) and (2) after such Plan Year in which the Employee is deemed to have had a Termination of Employment and before the Plan Year in which the Employee has an actual Termination of Employment, the Employee's services for and Compensation from the Employer and Related Companies do not increase significantly.

     2.27 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, by an Employer or a Related Company:

          (a) for the performance of duties;

          (b) on account of a period of time during which no duties were performed; provided that, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

          (c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or Related Company; provided that, no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties and, provided that, Hours of Service credited under (a) and (b) shall not be credited under (c).

          The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c).

     2.28 "Investment Committee" means the Committee appointed pursuant to
Section 8.7 to manage and control Plan assets. Effective on and after February 2, 1998, the Investment Committee is the General Instrument Corporation Employee Benefits Investment Committee.

     2.29 "Investment Fund" means each pooled or commingled investment fund designated by the Investment Committee pursuant to Section 6.7, including a fund (the "Company Stock Fund") designated for investment in Company Stock. Up to 100% of the assets of the Company Stock Fund may be invested in Company Stock. Notwithstanding the foregoing, the Company Stock Fund shall not invest in any shares of Company Stock or any other qualifying employer security (within the meaning of Section 407(d)(5) of ERISA) prior to the Spin-Off Date. The Special Fiduciary shall direct the investment of the assets, if any, held in the Company Stock Fund prior to the Spin-Off Date in its sole discretion.

     Effective as of the Spin-off Date, two additional Investment Funds will be established and maintained under the Plan: the "GSI Stock Fund" and the "CommScope Stock Fund". Subject to the provisions of Sections 6.9, 6.10, 6.11 and 6.12, shares of CommScope Stock received by a Transferred Participant's Accounts from the Old GI Plan will be transferred to the CommScope Stock Fund, and shares of GSI Stock received by a Transferred Participant's Accounts from the Old GI Plan will be transferred to the GSI Stock Fund.

     2.30 "Matching Employer Contributions" means the payments made from time to time by an Employer to the Trustee in accordance with Section 4.2.

     2.31 "Normal Retirement Date" means (a) in the case of a Transferred Participant who became a participant in the Old GI Plan before October 1, 1993, the date on which the Transferred Participant attains age 65, and (b) in the case of a Participant who is not described in (a), the later of (1) the date on which the Participant attains age 65 or (2) the earlier of (i) the Participant's completion of two years of Vesting Service or (ii) the fifth (5th) anniversary of the date on which the Participant commenced participation in the Plan (or the Old GI Plan).

     2.32 "Old GI Plan" means the General Instrument Corporation Savings Plan maintained by General Instrument Corporation of Delaware immediately prior to the Spin-Off Date.

     2.33 "One Year Break In Service" means a Period of Non-employment of at least twelve (12) consecutive months.

     2.34 "Participant" means a current or former Eligible Employee participating in the Plan as provided in Article III.

     2.35 "Participant Contributions" means the contributions made by an Employer on behalf of an Active Participant attributable to reductions in the Participant's Compensation pursuant to a Compensation Reduction Election made in accordance with Section 4.1 including:

          (a) "Matched Participant Contributions" which means the portion of the Participant's Contributions made by an Employer on behalf of a Participant with respect to which the Employer shall make Matching Employer Contributions in accordance with Section 4.2; and

          (b) "Unmatched Participant Contributions" which means the portion of the Participant Contributions made by an Employer on behalf of a Participant with respect to which the Employer shall not make Matching Employer Contributions in accordance with Section 4.2.

     2.36 "Period of Non-employment" means the period of time from the earliest of (a) an Employee's Termination of Employment, (b) the first anniversary of the commencement of an Authorized Leave of Absence, or (c) the first anniversary of an Employee's first absence from work for any reason other than a Termination of Employment or Authorized Leave of Absence, until the date the Employee is credited with an Hour of Service upon reemployment by an Employer or a Related Company.

     2.37 "Plan" means (a) prior to February 2, 1998, the NextLevel Systems, Inc. Savings Plan and (b) on and after February 2, 1998, the General Instrument Corporation Savings Plan, as herein set forth, and as hereafter from time to time amended.

     2.38 "Plan Administrator" means the person appointed in accordance with
Section 8.16 to serve as the plan administrator within the meaning of Section 414(g) of the Code and as the administrator within the meaning of Section 3(16)(A) of ERISA.

     2.39 "Plan Year" means the calendar year.

     2.40 "Related Company" means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code or members of an affiliated service group as defined in Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code; provided however, for purposes of determining Related Plans in the application of Section 5.1, the standard of control under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be "more than 50%" rather than "at least 80%".

     2.41 "Related Plan" means any other defined contribution plan or any defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Related Company, respectively called a "Related Defined Contribution Plan" and "Related Defined Benefit Plan."

     2.42 "Required Distribution Date" means April 1 of the calendar year following the later of:

          (a) the calendar year in which the Participant attains age 70-1/2, or

          (b) if the Participant is not a five percent (5%) owner of the Employer or a Related Company (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2, the calendar year in which he has a Termination of Employment.

     2.43 "Rollover Contribution" means a rollover contribution from a qualified trust as described in Code Section 402(c) made in accordance with Section 4.6 of the Plan.

     2.44 "Special Fiduciary" means the investment manager, ancillary trustee or the Trustee appointed in accordance with Section 8.10(g) to exercise the responsibilities delegated to the Special Fiduciary under the terms of the Plan and Trust.

     2.45 "Special Section 401(k) Contributions" means the payments made from time to time by an Employer to the Trustee in accordance with Section 4.5.

     2.46 "Spin-Off Date" that date as defined in Section 1.2.

     2.47 "Termination of Employment" occurs when a person leaves the employ of an Employer or Related Company. An Employee who becomes Disabled shall have a Termination of Employment on the first anniversary of the Employee's last day of active service with an Employer or Related Company prior to incurring the Disability; provided that if an Employee incurs a Disability and prior to the first anniversary of his last day of active service with an Employer or Related Company prior to incurring the Disability, resumes active service, and within 21 days of such resumption of active service again ceases to perform active duties for an Employer or Related Company on account of such Disability, then the resumption of active service shall be disregarded for purposes of determining the date of the Employee's Termination of Employment. If an Employee incurs a Disability and prior to the first anniversary of his last day of active service with an Employer or Related Company prior to incurring the Disability, resumes active service for more than 21 days following such resumption of active service, and again ceases to perform active duties for an Employer or Related Company on account of such Disability, then such Employee shall have a Termination of Employment on the first anniversary of his last day of active service with an Employer or Related Company during such period of temporary resumption of service. Transfers of employment from an Employer or Related Company to employment by another Employer or Related Company shall not constitute a Termination of Employment.

     2.48 "Transferred Participant" means each person who immediately prior to the Spin-off Date was a participant in the Old GI Plan and either (a) an active Employee of NextLevel Systems, Inc. or any subsidiary of NextLevel Systems, Inc. or (b) a former Employee who at the time of his Termination of Employment was employed by one of the following subsidiaries, divisions or business units of Old GI which, together with the Company was spun-off from Old GI: (1) the Broadband Networks businesses, (2) the Satellite Data Networks businesses, or
(3) the Next Level Communications businesses.

     2.49 "Trust" means the Vanguard Fiduciary Trust Company Trust Agreement by and between the Company and the Trustee and any amendments thereto or successor or supplemental agreements, by which contributions shall be received, held, invested and distributed to or for the benefit of Participants and Beneficiaries.

     2.50 "Trust Agreement" means the agreement between the Company and the Trustee establishing the NextLevel Systems, Inc. Savings Trust and any amendments thereto or successor or supplemental agreements, by which contributions shall be received, held, invested and distributed to or for the benefit of Participants and Beneficiaries.

     2.51 "Trust Fund" means any property, real or personal, received by the Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

     2.52 "Trustee" means the corporation, bank, trust company, individual or individuals who accept appointment as trustee to execute the duties of the Trustee set forth in the Trust Agreement.

     2.53 "Trust-to-Trust Transfer" means the transfer of an amount to the Trust for the benefit of a Participant pursuant to Section 4.7. A direct rollover described in Section 401(a)(31) of the Code shall not be considered a Trust-to-Trust Transfer.

     2.54 "Valuation Date" means the last business day of each calendar month and such additional dates as the Administrative Committee shall deem appropriate. The Administrative

Committee may designate different additional Valuation Dates for different Investment Funds and for different purposes under the Plan.

     2.55 "Vesting Service" means the sum of the Employee's periods of Continuous Service.


                                   ARTICLE III

                                  Participation

     3.1 Participation.

          (a) Participation on Effective Date. Each Eligible Employee who was a participant in the Old GI Plan on June 30, 1997 became a Participant in the Plan immediately on July 1, 1997 in accordance with the terms hereof.

          (b) Participation After the July 1, 1997. Each other Eligible Employee shall become a Participant as of the first day of the payroll period ending in a month if not less than thirty (30) days (or such shorter period as may be permitted by the Administrative Committee) prior to the first day of such month the Eligible Employee executes and delivers to the Administrative Committee (1) a Compensation Reduction Election, (2) a Beneficiary designation, and (3) an investment election on such form or forms provided or permitted by the Administrative Committee. An Eligible Employee shall not become a Participant in the Plan until he has properly completed all of the above listed requirements.

     Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire vested Accrued Benefit from the Plan.

     3.2 Certification of Participation and Compensation to the Administrative Committee. Each Employer shall certify to the Administrative Committee the names of all new Participants, such Participants' Compensation and such other information as the Administrative Committee may request.

     3.3 Participation Upon Re-employment. An Employee who has a Termination of Employment, and thereafter resumes employment with an Employer as an Eligible Employee shall become a Participant upon becoming an Eligible Employee and executing and delivering the election forms in accordance with Section 3.1(b).


                                   ARTICLE IV

                                  Contributions

     4.1 Participant Contributions. Participant Contributions shall consist of the sum of the Participant's Matched Participant Contributions and his Unmatched Participant Contributions (if any) specified in his Compensation Reduction Election.

          (a) Participant Contributions. In accordance with such rules as the Administrative Committee, in its discretion, shall from time to time specify:

               (1) Payroll Compensation Reductions. Each Active Participant may elect a Participant Contribution from his Payroll Compensation in the amount (if any) specified in a Payroll Compensation Reduction Election filed with the Administrative Committee. An Active Participant's Payroll Compensation Reduction Election shall specify

                    (i) a Matched Participant Contribution in an amount up to a maximum of six percent (6%) of his Payroll Compensation (in increments of one percent (1%)), and

                    (ii) if the Participant elected a six percent (6%) Matched
               Participant Contribution, an Unmatched Participant Contribution in an amount up to a maximum of four percent (4%) of his Payroll Compensation (in increments of one percent (1%)).

          An Active Participant's Payroll Compensation Reduction Election shall continue in effect, notwithstanding any change in Payroll Compensation, until such Active Participant shall change or revoke such Payroll Compensation Reduction Election.

               (2) Bonus Compensation Reductions. Each Active Participant who is not a Highly Compensated Employee for the Plan Year may elect an Unmatched Participant Contribution from his Bonus Compensation in the amount (if any) specified in a Bonus Compensation Reduction Election filed with the Administrative Committee. An Active Participant's Bonus Compensation Reduction Election shall specify an amount of 0%, 50% or 100% of such Active Participant's Bonus Compensation. An Active Participant's Bonus Compensation Reduction Election shall be effective only with respect to the first Bonus Compensation that becomes payable following the date such election is filed.

               (3) Initial and Changed Compensation Reduction Elections. An Active Participant may make or change a Compensation Reduction Election (with respect to Payroll Compensation or Bonus Compensation or both) by filing with the Administrative Committee written notice of such election or change on such form and in such manner as the Administrative Committee may prescribe, provided that a Compensation Reduction Election or a change thereof shall apply solely to Compensation not paid or payable as of the date of such election or change. An election or change in an Active Participant's Payroll Compensation Reduction Election shall be made not less than thirty
          (30) days (or such shorter period as may be permitted by the Administrative Committee) prior to the beginning of a calendar quarter (or such additional date or dates as may be permitted by the Administrative Committee) and shall be effective as of the first day of the payroll period ending in such calendar quarter (or as of such additional date or dates as may be permitted by the Administrative Committee to make or change a Payroll Compensation Reduction Election). Notwithstanding the foregoing, the payroll compensation reduction election in effect under the Old GI Plan immediately prior to July 1, 1997 will be treated as having been made under this Plan and will remain in effect until changed or revoked pursuant to this
          Section 4.1(a)(3) or (4). An election or change in an Active Participant's Bonus Compensation Reduction Election shall be made not less than thirty (30) days (or such shorter period as may be permitted by the Administrative Committee) prior to the date on which the Bonus Compensation to which it relates is payable.

               (4) Revocations of Compensation Reduction Elections. An Active Participant may revoke a Payroll Compensation Reduction Election with respect to Compensation not paid or payable as of the date of such revocation. Revocation of a Payroll Compensation Reduction Election shall be effective as of the first day of the payroll period ending in any calendar month (or as of such additional date or dates as may be permitted by the Administrative Committee) if the Administrative Committee receives written notice of the revocation at least thirty
          (30) days (or such shorter period as may be permitted by the Administrative Committee) before the first day of such calendar month (or before such other date or dates as may be permitted by the Administrative Committee to revoke a Payroll Compensation Reduction Election). An Active Participant who revokes his Payroll Compensation Reduction Election shall not be eligible thereafter to make another Payroll Compensation Reduction Election effective prior to the first day of the payroll period ending in the calendar month that begins at least one (1) month following the effective date of such revocation.

               Bonus Compensation Reduction Elections shall be irrevocable.

               (5) Contribution and Limitations on Contribution of Elected Amounts. Each Employer shall reduce each Participant's Compensation and contribute to the Trust, as a Participant Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant's Payroll or Bonus Compensation, as applicable, has been reduced under such Participant's Compensation Reduction Elections; provided, however, that notwithstanding the foregoing, (i) Participant Contributions of any Active Participant for any calendar year shall not exceed $9,500 (in 1997, as adjusted for cost-of-living increases by the Secretary of the Treasury or his delegate pursuant to the provisions of Code Section 402(g)(5) and increased in accordance with applicable regulations and rulings under Sections 402(g)(4) and 402(g)(8) of the Code with respect to any Participant who participates in a plan described in Section 403(b) of the Code or who is a qualified employee in a plan of a qualified organization (as defined in Code Section 402(g)(8)) ("Dollar Limit"); (ii) a Participant's Compensation Reduction election shall become ineffective upon his ceasing to be an Eligible Employee, and (iii) an Active Participant's Bonus Compensation Reduction Election shall be immediately revoked if he is determined to be a Highly Compensated Employee. The Administrative Committee may, in its discretion, impose such additional rules, regulations and limitations on the amount of Participant Contributions that may be elected, including limitations on the amount of Participant Contributions that an Active Participant may elect for each payroll period to a pro-rata portion of the Dollar Limit, and limitations on the amount of Participant Contributions that may be elected by Highly Compensated Employees to ensure that the limitations of Sections 4.1(c)(2), 4.2(c) and 4.3 are not exceeded.

          (b) Deadline for Participant Contributions. Each Employer shall contribute the Participant Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant's Payroll Compensation or Bonus Compensation, as applicable, has been reduced, but not later than the latest date as may be permitted under applicable law, Treasury Regulations and rulings of the Internal Revenue Service.

          (c) Restrictions on Participant Contributions. Participant Contributions shall not exceed the maximum dollar amount permitted under
     Section 402(g) of the Code or the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth below:

               (1) Dollar Limitations. The sum of (i) the Participant's Participant Contributions, (ii) any elective contributions excluded from the Participant's gross income made under a Related Plan and
          (iii) if the Participant shall notify the Administrative Committee in writing of any other plan under which elective contributions are excluded from the Participant's gross income, any other elective contributions excluded from the Participant's gross income made under any other plan during a calendar year, shall not exceed the Dollar Limit (as defined in Section 4.1(a)(5)) for such calendar year. If the sum of such amounts exceeds the Dollar Limit for a calendar year, the Administrative Committee shall, not later than the April 15 following the close of such calendar year, distribute to the Participant all or such portion of the Participant's Participant Contributions (by first distributing Unmatched Participant Contributions then Matched Participant Contributions) for such calendar year (i) as requested in writing by the Participant on or before the March 1 following the close of such calendar year, or (ii) as determined by the Administrative Committee, as is necessary to eliminate the excess, and any net income and minus any loss allocable to such amount determined in accordance with Section 4.8. Any Matching Employer

          Contributions (including any net income and minus any loss allocable thereto determined in accordance with Section 4.8) made with respect to such distributed Matched Participant Contributions shall be forfeited and allocated in accordance with Section 4.10(e).

               (2) Discrimination Limitations. First the Unmatched Participant Contributions and second the Matched Participant Contributions (together with the Matching Employer Contributions made with respect to such Matched Participant Contributions) made on behalf of the Highly Compensated Employees for a Plan Year will be reduced to the extent the Administrative Committee determines necessary to cause the Average ADP (as defined in Section 4.1(d) below) of Active Participants who are Highly Compensated Employees not to exceed the greater of the following limits (the "Required ADP Test"):

                    (A) General Limit. The excess of the Average ADP of Highly
               Compensated Employees for such Plan Year over the Average ADP of all other Active Participants for the preceding Plan Year is not more than two percentage points, and the Average ADP of the Highly Compensated Employees for such Plan Year is not more than the Average ADP of all other Active Participants for the preceding Plan Year multiplied by two; or

                    (B) Alternative Limit. The Average ADP of the Highly
               Compensated Employees for such Plan Year is not more than the Average ADP of all other Active Participants for the preceding Plan Year multiplied by 1.25.

               If the Administrative Committee so elects, it may apply the limits set forth in paragraphs (A) and (B) of this Section 4.1(c)(2) by using the Average ADP of all other Active Participants (other than Highly Compensated Employees) for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

               To the extent the Administrative Committee determines necessary to pass the Required ADP Test, Participant Contributions (and Matching Employer Contributions allocated with respect to Participant Contributions) shall be reduced for Highly Compensated Employees in the following steps:

               Step 1: The Administrative Committee shall first determine the dollar amount of the reductions which would have to be made to the Participant Contributions of each Highly Compensated Employee who is an Active Participant for the Plan Year in order for the Average ADP of the Highly Compensated Employees for the Plan Year to satisfy the Required ADP Test. Such amount shall be calculated by first determining the dollar amount by which the Participant Contributions of Highly Compensated Employees who have the highest Actual Deferral Percentage (as defined in Section 4.1(d)) would have to be reduced until the first to occur of: (i) such Employees' Actual Deferral Percentage would equal the Actual Deferral Percentage of the Highly

          Compensated Employee or group of Highly Compensated Employees with the next highest Actual Deferral Percentage; or (ii) the Average ADP of all of the Highly Compensated Employees, as recalculated after the reductions made under this Step 1, satisfies the Required ADP Test. Then, unless the recalculated Average ADP of the Highly Compensated Employees satisfies the Required ADP Test, the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Participant Contributions of the Highly Compensated Employees who, after all prior reductions, would have the highest Actual Deferral Percentage until the first to occur of: (iii) the Actual Deferral Percentage, after all prior reductions under this Step 1, of each person in such group would equal the Actual Deferral Percentage of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest Actual Deferral Percentage; or (iv) the Average ADP of all of the Highly Compensated Employees, after the prior reductions, satisfies the Required ADP Test. This process is repeated until the Average ADP of all of the Highly Compensated Employees, after all reductions, satisfies the Required ADP Test.

               Step 2. Determine the total dollar amount of reductions to the Participant Contributions calculated under Step 1 ("Total Excess Deferrals").

               Step 3. Reduce the Participant Contributions of the Highly Compensated Employees with the highest dollar amount of Participant Contributions by the lesser of the dollar amount which either (i) causes each such Highly Compensated Employee's Participant Contributions to equal the dollar amount of the Participant Contributions of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest dollar amount of Participant Contributions; or (ii) reduces the Highly Compensated Employees' Participant Contributions by the Total Excess Deferrals. Then, unless the total amount of reductions made to Highly Compensated Employees' Participant Contributions under this Step 3 equals the amount of the Total Excess Deferrals, the reduction process shall be repeated by reducing the Participant Contributions of the group of Highly Compensated Employees with the highest dollar amount of Participant Contributions, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes such Highly Compensated Employees' Participant Contributions after prior reductions made in this Step 3 to equal the dollar amount of the Participant Contributions of the Highly Compensated Employees with the next highest dollar amount of Participant Contributions; or (iv) causes total reductions to equal the Total Excess Deferrals. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount, after the prior reductions, of the Participant Contributions until the total reductions made under this Step 3 equal the Total Excess Deferrals.

               The Administrative Committee shall, not later than the last day of the Plan Year next following the Plan Year in which such amounts are contributed, distribute the amount of Participant Contributions (including any income earned and minus any loss allocable to such amounts determined in accordance with Section 4.8) to the Highly Compensated Employees on whose behalf such contributions were made. Any Matching Employer Contributions reduced

          (including any income earned and minus any loss allocable thereto determined in accordance with Section 4.8) shall be forfeited and allocated in accordance with Section 4.10(e).

               Notwithstanding the foregoing, the amount of Participant Contributions (and Matching Employer Contributions allocated with respect to such Participant Contributions) that are required to be reduced to comply with the provisions of this Section 4.1(c)(2) shall be reduced, but not below zero, by the amount of Participant Contributions (and Matching Employer Contributions allocated with respect to such Participant Contributions) previously distributed (or forfeited) in accordance with Section 4.1(c)(1).

          (d) Average ADP; Actual Deferral Percentage. The "Average ADP" for a specified group of Active Participants for a Plan Year shall be the average of the Actual Deferral Percentages (as defined below) of the members of such group. The "Actual Deferral Percentage" of an Active Participant is the ratio of the amount of Participant Contributions actually paid over to the Plan on behalf of such Active Participant for such Plan Year divided by the Active Participant's Compensation for the Plan Year, or, at the discretion of the Administrative Committee to the extent not prohibited by regulations prescribed by the Secretary of the Treasury or his delegate, the sum of (i) Participant Contributions, and (ii) any portion or all of the Special Section 401(k) Contributions actually paid over to the Plan on behalf of such Active Participant for the Plan Year divided by the Active Participant's Compensation for the Plan Year.

          (e) Aggregation Rules. The Actual Deferral Percentage for any Active Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Participant Contributions allocated under this Plan and is also eligible to have elective deferrals (within the meaning of Section 401(m)(4)(B) of the Code), qualified matching contributions (within the meaning of Treasury Regulation Section 1.401(k)-1(g)(13)(i)) or qualified nonelective contributions (within the meaning of Treasury Regulation
     Section 1.401(k)-1(g)(13)(ii)), allocated pursuant to a cash or deferred arrangement under one or more Related Plans shall be determined as if such Participant Contributions, elective deferrals, qualified matching contributions and qualified nonelective contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          In the event this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more Related Plans, or if one or more Related Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 4.1(c)(2) and (d) shall be applied by determining the Actual Deferral Percentages of Participants as if this Plan and all such Related Plans were a single plan; provided, however, that the Plan and one or more Related Plans may be aggregated in order to satisfy the non-discrimination rules of
     Section 401(k) of the Code only if such plans have the same plan year.

          (f) Allocation of Participant Contributions. As of each Valuation Date, Matched Participant Contributions made to the Plan since the immediately preceding Valuation Date shall be allocated to the Matched Participant Contribution Account of each Active Participant on whose behalf such Matched Participant Contributions were made and Unmatched Participant Contributions made to the Plan since the immediately preceding Valuation Date shall be allocated to the Unmatched Participant Contribution Account of each Active Participant on whose behalf such Unmatched Participant Contributions were made.

     4.2 Matching Employer Contributions.

          (a) Matching Employer Contributions. Subject to Sections 10.1, 10.2 and 10.4, for each Plan Year each Employer shall contribute on behalf of each Active Participant employed by the Employer an amount equal to fifty percent (50%) of the Matched Participant Contributions made on behalf of the Active Participant pursuant to Section 4.1 during such Plan Year.

          (b) Deadline for Matching Employer Contributions. Matching Employer Contributions for each Plan Year shall be delivered to the Trustee not later than the due date for the filing of the federal income tax return (including any extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

          (c) Restrictions on Matching Employer Contributions. Notwithstanding the provisions of Section 4.2(a), Matching Employer Contributions for a Plan Year made on behalf of Highly Compensated Employees shall be reduced to the extent the Administrative Committee determines necessary to cause the Average ACP (as defined in Section 4.2(d) below) of Active Participants who are Highly Compensated Employees not to exceed the greater of the following limits (the "Required ACP Test"):

               (1) General Limit. The excess of the Average ACP for Highly Compensated Employees for such Plan Year over the Average ACP of all other Active Participants for the preceding Plan Year is not more than two percentage points, and the Average ACP of the Highly Compensated Employees for such Plan Year is not more than the Average ACP of all other Active Participants for the preceding Plan Year multiplied by two; or

               (2) Alternative Limit. The Average ACP of the Highly Compensated Employees for such Plan Year is not more than the Average ACP of all other Active Participants for the preceding Plan Year multiplied by 1.25.

          If the Administrative Committee so elects, it may apply the limits set forth in paragraphs (1) and (2) of this Section 4.2(c) by using the Average ACP (as defined in Section 4.2(d)) of all other Active Participants (other than Highly Compensated Employees) for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

          To the extent that the Administrative Committee, after giving effect to any reduction in the amount of Participant Contributions and Matching Employer Contributions pursuant to Section 4.1(c), determines it necessary to pass the Required ACP Test, Matching Employer Contributions shall be reduced for Highly Compensated Employees in the following steps:

          Step 1: The Committee shall first determine the dollar amount of the reductions which would have to be made to the Matching Employer Contributions of Highly Compensated Employees who are Active Participants for the Plan Year in order that the Average ACP of the Highly Compensated Employees to satisfy the Required ACP Test. Such amount shall be calculated by first determining the dollar amount by which the Matching Employer Contributions of the Highly Compensated Employees who have the highest Actual Contribution Percentage would have to be reduced until the first to occur of: (i) such Employees' Actual Contribution Percentage would equal the Actual Contribution Percentage of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest Actual Contribution Percentage; or (ii) the Average ACP of all of the Highly Compensated Employees, as recalculated after the reductions made under this Step 1, satisfies the Required ACP Test. Then, unless the Average ACP of the Highly Compensated Employees, as recalculated after the reductions made under this Step 1, satisfies Required ACP Test, the reduction process shall be repeated by determining the dollar amount of reductions which would have to be made to the Matching Employer Contributions of the group of Highly Compensated Employees who after all prior reductions made in this Step 1 would have the highest Actual Contribution Percentage until the first to occur of: (iii) the Actual Contribution Percentage, after the prior reductions made in this Step 1, of each person in such group equals the Actual Contribution Percentage of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest Actual Contribution Percentage; or (iv) the Average ACP of all of the Highly Compensated Employees, after the prior reductions, satisfies the Required ACP Test. This process is repeated until the Average ACP of all of the Highly Compensated Employees, after all reductions, satisfies the Required ACP Test.

          Step 2. Next, the Committee shall determine the total dollar amount of reductions to the Matching Employer Contributions calculated under Step 1 ("Total Excess Contributions").

          Step 3. Finally, the Administrative Committee shall reduce the Matching Employer Contributions of the Highly Compensated Employee or group of Highly Compensated Employees with the highest dollar amount of Matching Employer Contributions by the lesser of the amount which either: (i) causes each such Highly Compensated Employee's Matching Employer Contributions to equal the dollar amount of the Matching Employer Contributions of the Highly Compensated or group of Highly Compensated Employees with the next highest dollar amount of Matching Employer Contributions; or (ii) reduces the Highly Compensated Employees' Matching Employer Contributions by the Total Excess Contributions. Then, unless the total amount of reductions made to Highly Compensated Employees' Matching Employer Contributions under this Step 3 equals the amount of Total Excess Contributions, the reduction process shall be repeated by reducing the Matching Employer Contributions of the group of

     Highly Compensated Employees with the highest dollar amount of Matching Employer Contributions, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes each such Highly Compensated Employee's Matching Employer Contributions after prior reductions made in this Step 3 to equal the dollar amount of the Matching Employer Contributions of other Highly Compensated Employees with the next highest dollar amount of Matching Employer Contributions; or (iv) causes total reductions to equal the Total Excess Contributions. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount, after the prior reductions, of the Matching Employer Contributions made under this Step 3 until the total reductions equal the Total Excess Contributions.

          The Administrative Committee shall, not later than the last day of the Plan Year next following the Plan Year in which such amounts are contributed, distribute, to the extent vested, the amount of Matching Employer Contributions reduced (including any income earned and minus any loss allocable to such amounts determined in accordance with Section 4.8), to the Highly Compensated Employees on whose behalf such contributions were made. Any non-vested Matching Employer Contributions reduced (including any income earned and minus any loss allocable thereto determined in accordance with Section 4.8) shall be forfeited and allocated in accordance with
     Section 4.10(e).

          (d) Average ACP; Actual Contribution Percentage. The "Average ACP" for a specified group of Active Participants for a Plan Year shall be the average of the Actual Contribution Percentages (as defined below) of the persons in such group. An Active Participant's "Actual Contribution Percentage" is the ratio of the amount of Matching Employer Contributions actually paid over to the Plan on behalf of such Active Participant for such Plan Year divided by the Active Participant's Compensation during such Plan Year, or at the discretion of the Administrative Committee to the extent not prohibited by regulations prescribed by the Secretary of Treasury or his delegate, the sum of (i) Matching Employer Contributions, and (ii) any portion or all of the Participant Contributions and/or Special
     Section 401(k) Contributions actually paid over to the Plan on behalf of such Active Participant for the Plan Year divided by the Active Participant's Compensation during the Plan Year.

          (e) Aggregation Rules. The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Employer Contributions allocated under this Plan and is also eligible to make employee nondeductible contributions or to have matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) allocated under one or more Related Plans shall be determined as if the total of such Matching Employer Contributions, employee nondeductible contributions, and matching contributions was made under this Plan and under each such Related Plan.

          In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more Related Plans, or if one or more Related Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 4.2(c) and (d) shall be applied by determining the Average ACP of Participants as if this Plan and all such Related Plans were a single plan; provided, however, that the Plan and one or more Related Plans may be aggregated in order to satisfy the non-discrimination requirements of
     Section 401(m) of the Code only if such plans have the same plan year.

          (f) Allocation of Matching Employer Contributions. As of each Valuation Date, Matching Employer Contributions made to the Plan since the immediately preceding Valuation Date shall be allocated to the Employer Contribution Account of each Active Participant on whose behalf they were made.

     4.3 Multiple Use of Sections 4.1(c)(2) and 4.2(c). Notwithstanding Sections 4.1(c)(2) and 4.2(c), the sum of the Average ADP and the Average ACP for a Plan Year, of the Highly Compensated Employees shall not exceed the greater of (i) the sum of (a) plus (b) or (ii) the sum of (c) plus (d) (the "Multiple Use Test") where:

          (a) is one hundred and twenty-five percent (125%) of the greater of
     (1) the Average ADP for the preceding Plan Year of all Active Participants other than Highly Compensated Employees, or (2) the Average ACP for the preceding Plan Year of all Active Participants other than Highly Compensated Employees;

          (b) is two percent (2%) plus the lesser of the percentage determined under Section 4.3(a)(1) or the percentage determined under Section 4.3(a)(2), but in no event shall this percentage exceed two hundred percent (200%) of the lesser of the percentage determined under Section 4.3(a)(1) or the percentage determined under Section 4.3(a)(2);

          (c) is one hundred and twenty-five percent (125%) of the lesser of (1) the Average ADP for the preceding Plan Year of all Active Participants other than Highly Compensated Employees, or (2) the Average ACP for the preceding Plan Year of all Active Participants other than Highly Compensated Employees; and

          (d) is two percent (2%) plus the greater of the percentage determined under Section 4.3(a)(1) or the percentage determined under Section 4.3(a)(2), but in no event shall this percentage exceed two hundred percent (200%) of the greater of the percentage determined under Section 4.3(a)(1) or the percentage determined under Section 4.3(a)(2).

     If the Administrative Committee so elects, it may apply the limits set forth in this Section 4.3 by using the Average ADP and the Average ACP of Active Participants (other than Highly Compensated Employees) for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

     To the extent the Administrative Committee determines it necessary in order to satisfy the limitations of this Section 4.3, the Administrative Committee may reduce or prospectively disallow Participant Contributions or Matching Employer Contributions for Highly Compensated Employees, including Participant Contributions or Matching Employer Contributions already made for the Plan Year, in accordance with the following steps:

          Step 1. The Administrative Committee shall determine the dollar amount of the reductions which have to be made under this Section 4.3 so that the Multiple Use Test is met. Such amount shall be calculated by first determining the dollar amount by which the Participant Contributions (and the Matching Employer Contributions allocated with respect to such Participant Contributions), after any reductions made under Step 1 of Sections 4.1(c)(2) and 4.2(c), of Highly Compensated Employees who have the highest Aggregate Contribution Percentage (as defined in Section 4.3(e) below) would have to be reduced until his Aggregate Contribution Percentage equals either: (i) the Aggregate Contribution Percentage of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest Aggregate Contribution Percentage; or (ii) the Average Aggregate Contribution Percentage (as defined in Section 4.3(e) below) of the Highly Compensated Employees, as calculated after such reduction, satisfies the Multiple Use Test. Then, unless the Average Aggregate Contribution Percentage of the Highly Compensated Employees, as recalculated after the reductions made under Step 1 of Sections 4.1(c)(2), 4.2(c) and 4.3, satisfies the Multiple Use Test, the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Participant Contributions (and the Matching Employer Contributions allocated with respect to such Participant Contributions) of Highly Compensated Employees who, after all prior reductions under Step 1, would have the highest Aggregate Contribution Percentage until the first to occur of: (iii) the Aggregate Contribution Percentage, after the prior reductions, of each person in such group equals the Aggregate Contribution Percentage of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest Aggregate Contribution Percentage; or (iv) the Average Aggregate Contribution Percentage of all Highly Compensated Employees, after all prior reductions made under Sections 4.1(c)(1), 4.2(c) and 4.3, satisfies the Multiple Use Test. This process is repeated until the Average Aggregate Contribution Percentage of all of the Highly Compensated Employees, after all reductions, satisfies the Multiple Use Test.

          Step 2. Next the Administrative Committee shall determine the total dollar amount of reductions to the Participant Contributions and Matching Employer Contributions as calculated under Step 1 ("Total Reduction Amount").

          Step 3. Once the Total Reduction Amount has been determined, the Participant Contributions and Matching Employer Contributions ("Aggregate Contributions") of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions, after any reductions made in Step 3 of Sections 4.1(c)(2) or 4.2(c), shall be reduced by the lesser of the amount which either: (i) causes such Highly Compensated Employee's Aggregate Contributions to equal the Aggregate Contributions of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest dollar amount of Aggregate Contributions; or (ii) reduces the Highly Compensated Employee's Aggregate Contributions by the Total Reduction Amount. Then, unless the total amount of reductions made equals the Total Reduction Amount, the reduction process shall be repeated by reducing the Aggregate Contributions of the group of Highly Compensated Employees with the highest dollar amount of Aggregate Contributions by the lesser of the amount which either: (iii) causes such Highly Compensated Employees' Aggregate Contributions to equal the dollar amount of Aggregate Contributions of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest dollar amount of Aggregate Contributions; or (iv) causes total reductions to equal the Total Reduction Amount. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount of Aggregate Contributions, after the prior reductions, until the total amount of reductions made under this Step 3 is equal to the Total Reduction Amount.

          (e) Average Aggregate Contribution Percentage; Aggregate Contribution Percentage. The "Average Aggregate Contribution Percentage" for a specified group of Active Participants for a Plan Year shall be the sum of the Average ADP and the Average ACP of the persons in such group. An Active Participant's "Aggregate Contribution Percentage" for a Plan Year is sum of the such Active Participant's Actual Deferral Percentage and Actual Contribution Percentage for the Plan Year.

     4.4 Order of Application of Limitations of Sections 4.1(c)(1), 4.1(c)(2), 4.2(c), 4.3 and 5.1. Section 4.1(c)(1) shall be first applied to contributions under the Plan; second, Section 4.1(c)(2) shall be applied to contributions under the Plan; third, Section 4.2(c) shall be applied to contributions under the Plan; and last, Section 4.3 shall be applied to contributions under the Plan. Section 5.1 shall be applied to contributions under the Plan without regard to Sections 4.1(c)(1), 4.1(c)(2), 4.2(c) or 4.3.

     4.5 Special Section 401(k) Contributions.

          (a) Special Section 401(k) Contributions. For each Plan Year, the Company may, on or before the due date (including extensions) for filing the Company's federal income tax return for the tax year during which the last day of such Plan Year occurs, elect to have the Company and the other Employers make a Special Section 401(k) Contribution to the Trust in such amount (if any) as the Board of Directors may determine. In any Plan Year in which the Company elects to have such a Special Section 401(k) Contribution made, each Employer shall contribute a fractional portion of the Special Section 401(k) Contribution in an amount equal to the total Special Section 401(k) Contribution, multiplied by a fraction, the numerator of which is the aggregate Compensation for such Plan Year paid by such Employer to Active Participants who are employed by such Employer and who are not Highly Compensated Employees, and the denominator of which is the aggregate Compensation paid by all Employers to all Active Participants who are not Highly Compensated Employees.

          (b) Deadline for Special Section 401(k) Contributions. Special Section 401(k) Contributions for each Plan Year shall be delivered to the Trustee on or before the due date for the filing of the federal income tax return (including extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

          (c) Allocation of Special Section 401(k) Contributions. As of the last day of each Plan Year, Special Section 401(k) Contributions made to the Plan for the Plan Year shall be allocated to the Special Section 401(k) Contribution Subaccount of the Matched Participant Contribution Account of each Active Participant who is not a Highly Compensated Employee in the ratio that the amount of Matching Employer Contributions made to the Plan for such Plan Year on behalf of such Active Participant bears to the total amount of Matching Employer Contributions made to the Plan for such Plan Year on behalf of all Active Participants who are not Highly Compensated Employees.

     4.6 Rollover Contributions into the Plan. The Administrative Committee shall, at the request of an Eligible Employee, direct the Trustee to accept on behalf of the Eligible Employee a Rollover Contribution to be held in the Rollover Contribution Account for the Eligible Employee. For purposes of this
Section 4.6, a Rollover Contribution shall include any direct transfer of an eligible rollover distribution described in Section 401(a)(31) of the Code from a qualified plan or an employee annuity. Prior to the acceptance of a Rollover Contribution, the Administrative Committee may require the submission of evidence so that it may be reasonably satisfied that such Rollover Contribution qualifies as a Rollover Contribution. If the Administrative Committee shall determine subsequent to any Rollover Contribution that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of the Rollover Contribution, increased by income and gains and reduced (but not below zero) by losses and expenses, shall be returned to the Eligible Employee.

     4.7 Trust-to-Trust Transfers to the Plan.

          (a) Except as set forth in Schedule A or Section 4.7(c), no Trust-to-Trust Transfers shall be accepted by the Plan.

          (b) A Participant's accounts in a plan (which is qualified under Section 401(a) of the Code) other than the Plan which were transferred to the Trust in a Trust-to-Trust Transfer prior to January 1, 1996, if any, shall be credited to the Participant's Pre-1996 Trust-to-Trust Account, which shall be subject to the applicable provisions contained in Schedule A.

          (c) Notwithstanding Section 4.7(a) above, in the event that a participant in the CommScope, Inc. Employees Profit Sharing and Savings Plan (the "CommScope Plan") ceases to be eligible to receive or make contributions under the CommScope Plan prior to the Spin-off Date, but is not eligible to receive a lump sum distribution of accrued benefit from the CommScope Plan because he has not incurred a "separation from service" within the meaning of section 401(k) of the Code, and becomes a Participant in the Plan prior to the Spin-off Date, such individual's accrued benefit in the CommScope Plan shall be transferred to the Trust in a Trust-to-Trust Transfer as soon as practicable after the date on which the individual becomes a Participant. The amount of such Trust-to-Trust Transfer shall be credited to the individual's Post-1995 Trust-to-Trust Account.

     All Pre-1996 Trust-to-Trust Accounts shall be fully vested and non-forfeitable. All Post-1995 Trust-to-Trust Accounts shall be subject to the vesting provisions of the CommScope Plan.

     All optional forms of benefit available under the transferor plan with respect to Trust-to-Trust Transfers to the Plan shall be preserved. In addition, all Post-1995 Trust-to-Trust Accounts which are attributable to elective contributions or to qualified non-elective contributions or qualified matching contributions (within the meaning of Treasury Regulation ss. 1.401(k)-1(g)(13)) shall be subject to the distribution restrictions described in Treasury Regulation ss. 1.401(k)-1(d).

     4.8 Allocation of Income or Loss. Any income or loss attributable to contributions distributed or forfeited pursuant to Sections 4.1(c)(1), 4.1(c)(2), and 4.2(c) shall be distributed or forfeited, as applicable. Such distributable or forfeitable income or loss shall be determined as follows:

          (a) Income or Loss for Plan Year. The Administrative Committee shall compute income or loss attributable to distributed or forfeited contributions for a completed Plan Year using any reasonable method permitted under Treasury Regulations Sections 1.401(k)-1(f)(4)(ii), 1.401(m)-1(e)(3)(ii) and 1.402(g)-1(e)(5), as applicable; provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income to Participants' Accounts.

          (b) Income or Loss for Period Between End of Plan Year and Distribution. The Administrative Committee shall compute income or loss attributable to distributed or forfeited contributions for the period between the end of the Plan Year and the date of distribution (the "Gap Period") using any reasonable method permitted under Treasury Regulations Sections 1.401(k)-1(f)(4)(ii), 1.401(m)-1(e)(3)(ii) and 1.402(g)-1(e)(5),
     as applicable; provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Gap Period and is used by the Plan for allocating income to Participants' Accounts.

     4.9 Determination and Amount of Employer Contributions. The Administrative Committee shall determine and shall certify to the Trustee the amount of any contribution to be made by each Employer hereunder. In making such determination, the Administrative Committee shall be entitled to rely upon the estimates of Compensation made by the accounting officers of each respective Employer with respect to the Employees of that Employer. Such determination shall be binding on all Participants, the Trustee, and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

     4.10 Vesting.

          (a) Termination Upon Normal Retirement Date, Death or Disability. A Participant's Accrued Benefit shall be fully vested and non-forfeitable if on or before the date he has a Termination of Employment the Participant attains his Normal Retirement Date, dies or becomes Disabled.

          (b) Other Termination. Except as provided in Section 4.10(a), the vested portion of a Participant's Accrued Benefit shall consist of the sum of:

               (1) the balance of the Participant's Matched Participant Account;

               (2) the balance of the Participant's Unmatched Participant Contribution Account;

               (3) the balance of the Participant's Rollover Contribution
          Account;

               (4) the balance of the Participant's Trust-to-Trust Account; and

               (5) a percentage ("Vested Percentage") of the balance of the Participant's Employer Contribution Account determined in accordance with the Vesting Schedule specified below:

               Years of                      Vested
          Vesting Service                  Percentage

          Less than 1 year                    50%
          1 year but less than 2 years        75%
          2 years or more                    100%

          (c) Forfeitures. If a Participant has a Termination of Employment, then that portion of the Participant's Accrued Benefit which is not vested as of his Termination of Employment shall become a Forfeiture as of the earlier of the date on which the balance of the Participant's Accounts is distributed or the last day of the Plan Year in which the Participant incurs a One Year Break in Service.

          (d) Return to Employment. If a Participant or a former Participant resumes service with an Employer as an Employee before incurring a Period of Non-employment lasting six or more years, the amount forfeited shall be reinstated to the Participant's or former Participant's Employer Contribution Account out of Forfeitures for the Plan Year in which reemployment occurs and to the extent that Forfeitures for such Plan Year are not sufficient, charged ratably against income and gain of the Trust Fund; provided that in the case of a former Participant such reinstatement shall occur only if the former Participant becomes an Eligible Employee and repays the Trust the full amount of the prior distribution before the earlier of (i) five years after the former Participant resumes employment with an Employer as an Employee or (ii) the completion of a Period of Non-employment lasting at least six years after the date of the prior distribution.

          If a former Participant resumes employment with an Employer after incurring a Period of Non-employment lasting at least six years, the amounts forfeited under Section 4.10(c) shall not be reinstated.

          If a Participant who is not fully vested in his Employer Contribution Account has a Termination of Employment, does not receive a distribution of his Accounts following his Termination of Employment, and subsequently resumes employment as an Employee after incurring a Period of Non-employment lasting at least six years, then (i) the vested portion of the Participant's Employer Contribution Account attributable to Matching Employer Contributions made prior to the Participant's Termination of Employment shall be fully vested and shall be held in the Pre-Break Employer Contribution Subaccount of the Participant's Employer Contribution Account, and (ii) the Participant's Employer Contributions and Forfeitures, if any, allocated after the Participant's reemployment shall vest in accordance with the provisions of Sections 4.10(a) and (b) and shall be held in the Post-Break Employer Contribution Subaccount of the Participant's Employer Contribution Account.

          (e) Application of Forfeitures. Forfeitures arising pursuant to
     Section 4.1(c)(1), 4.1(c)(2), 4.2(c), 4.10(c) or 12.5 during a Plan Year shall be applied to
     restore any Forfeitures that are reinstated during the Plan Year pursuant to Section 4.10(d) or 12.5, to correct errors in the adjustment of Participants' Accounts pursuant to Section 6.15, or toward the payment of Matching Employer Contributions. Forfeitures that are applied toward payment of Matching Employer Contributions shall be considered to be Matching Employer Contributions, shall reduce the amount of Matching Employer Contributions otherwise required to be made to the Trust, and shall be allocated in accordance with Section 4.2(f).


                                    ARTICLE V

                          Limitations on Contributions

     5.1 Limitations on Contributions.

          (a) Limitations on Contributions. Any of the provisions herein to the contrary notwithstanding, a Participant's Annual Additions (as defined in Section 5.1(b)(1) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 5.1(b)(2) below) for the Plan Year. If a Participant's Annual Additions exceed his Maximum Annual Additions, the Participant's Annual Additions for the Plan Year shall be reduced according to Section 5.1(c) by the amount necessary to eliminate such excess (the "Annual Excess").

          (b) Definitions.

               (1) "Annual Additions" of a Participant for a Plan Year means the sum of the following:

                    (A) Matching Employer Contributions, including Forfeitures, and Minimum Employer Contributions (as defined in Article XI) for the Plan Year allocated to his Employer Contribution Account,

                    (B) Matched Participant Contributions for the Plan Year
               allocated to his Matched Participant Contribution Account,

                    (C) Unmatched Participant Contributions for the Plan Year
               allocated to his Unmatched Participant Contribution Account,

                    (D) Special Section 401(k) Contributions for the Plan Year
               allocated to his Matched Participant Contribution Account,

                    (E) All employer contributions, non-deductible employee
               contributions and forfeitures for such Plan Year allocated to such Participant's accounts for such Plan Year under any Related Defined Contribution Plan,

                    (F) contributions allocated to any individual medical
               account (as defined in Code Section 401(h)) established for the Participant which is part of a Related Defined Benefit Plan as provided in Code
               Section 415(l) and any amount attributable to post-retirement medical benefits allocated to an account, established under Code
               Section 419A(d)(1) for the Participant; provided, however, that the limitation in Section 5.1(b)(2)(A) shall not apply to any amounts treated as an Annual Addition under this Section 5.1(b)(1)(F).

          A Participant's Annual Additions shall include amounts described in this Section 5.1(b)(1) that are determined to be excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code, and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. Rollover Contributions and Trust-to-Trust Transfers shall not be included as part of a Participant's Annual Additions. The Annual Additions for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all non-deductible employee contributions as Annual Additions.

               (2) "Maximum Annual Additions" of a Participant for a Plan Year means the lesser of (A) and (B) below:

                    (A) Percentage Limitation.(A) Percentage Limitation. 25% of
               the Participant's Compensation during the Plan Year; or

                    (B) Dollar Limitation. $30,000 (in 1997, as adjusted for
               cost-of-living increases in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code).

          (c) Elimination of Annual Excess. If a Participant has an Annual Excess for a Plan Year, such excess shall not be allocated to the Participant's Accounts but shall be eliminated as follows:

               (1) Unmatched Participant Contributions. The Participant's Unmatched Participant Contributions for the Plan Year shall be reduced to the extent necessary to eliminate the Annual Excess.

               (2) Matched Participant Contributions and Related Matching Employer Contributions. If any Annual Excess remains, the Participant's Matched Participant Contributions and the related Matching Employer Contributions for the Plan Year shall be reduced in proportionate amounts to the extent necessary to eliminate the Annual Excess.

               (3) Special Section 401(k) Contributions. If any Annual Excess remains, the Participant's Special Section 401(k) Contributions for the Plan Year shall be reduced to the extent necessary to eliminate the Annual Excess.

          Any Participant Contributions reduced or eliminated under this Section
     5.1 shall be distributed to the Participant. Any allocations of Matching Employer Contributions and Special Section 401(k) Contributions reduced or eliminated under this
     Section 5.1 shall be held, subject to the limits of this Section 5.1, in a suspense account and applied to reduce the Matching Employer Contributions and Special Section 401(k) Contributions for the next succeeding Plan Year of the Employer with respect to which such reductions have occurred. On Plan termination any amounts held in a suspense account which may not be allocated to Participants in the Plan Year of the termination under the provisions of this Section, shall be returned to the Employers in such proportions as shall be determined by the Committee.

          (d) Combined Limitations. Effective for Plan Years commencing prior to January 1, 2000, if a Participant participates or has participated in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction (as defined in Section 415(e)(2) of the Code) and the Defined Contribution Plan Fraction (as defined in Section 415(e)(3) of the Code) for such Participant shall not exceed 1.0 (called the "Combined Fraction"). If the Combined Fraction of such Participant exceeds 1.0 for any Plan Year commencing prior to January 1, 2000, the Participant's Defined Benefit Plan Fraction shall be reduced (a) first, by limiting the Participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent provided therein and (b) second, by reducing the Participant's Annual Additions to the extent necessary to reduce the Combined Fraction of such Participant to 1.0.

          (e) Standard of Control. For purposes of this Section 5.1, the standard of control for determining a Related Company under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be "more than 50%" rather than "at least 80%".


                                   ARTICLE VI

                             Trustee and Trust Fund

     6.1 Trust Agreement. The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund. The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan are subject to all the terms and provisions of the Trust Agreement.

     6.2 Selection of Trustee. The Company shall select the Trustee in accordance with the Trust Agreement. The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of his or its accounts shall be accomplished in the manner provided in the Trust Agreement.

     6.3 Trustee's Duties. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Matching Employer Contributions, Participant Contributions, Special Section 401(k) Contributions, Rollover Contributions and Trust-to-Trust Transfers to the Plan shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust. An

Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Investment Committee and the Administrative Committee, as applicable, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.1 and 6.16.

     6.4 Trust Expenses. All clerical, legal and other expenses of the Plan and the Trust and Trustee's fees, if any, shall be paid by the Trust except to the extent paid by an Employer.

     Out of pocket expenses incurred by the Trust in the course of resolving conflicting claims to a Participant's Accounts whether under domestic relations orders or otherwise (including, without limitation, attorney's fees and court costs) shall be charged, to the extent permitted by law, solely to the Accounts of such Participant and shall not be treated as a general Trust expense chargeable to the Accounts of all Participants.

     6.5 Trust Entity. The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets. The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

     6.6 Separate Accounts. The Administrative Committee shall maintain separate Accounts for each Participant as described in Section 2.1 hereof. Contributions shall be credited to Participant's Accounts on the Valuation Date coinciding with or next following the date the contribution is actually received by the Trustee. Withdrawals and distributions shall be charged to a Participant's Accounts on the Valuation Date coinciding with or next preceding the date such withdrawal or distribution is made from the Participant's Accounts. Earnings, gains and loses shall be credited or charged to a Participant's Accounts on the Valuation Date coinciding with or next following the date such amounts are actually credited or charged by the Investment Fund in which such Participant's Accounts are invested. Expenses shall be charged to a Participant's Accounts on the Valuation Date coinciding with or next preceding the date such expenses are actually paid by the Investment Fund in which such Participant's Accounts are invested.

     6.7 Investment Funds. The assets of the Trust Fund shall be invested in the Investment Funds designated by the Investment Committee for the investment of Participants' Accounts. The Investment Committee may, from time to time, designate additional Investment Funds with such investment characteristics as it deems appropriate. The Investment Committee may also terminate any Investment Fund and may modify the investment characteristics of any Investment Fund as it deems appropriate. The designation, modification or termination of any Investment Fund shall be reflected in the records of the Investment Committee and shall be communicated promptly to the Administrative Committee and the Plan Administrator. Subject to the provisions of Sections 6.9, 6.10 and 6.11, up to 100% of a Participant's Accounts may be invested in the Company Stock Fund.

     In order to maintain appropriate or adequate liquidity and pending or pursuant to investment directions from the Investment Committee or an investment manager, the Trustee is authorized to hold such portions of each of the Investment Funds as it deems necessary in cash or liquid short-term cash equivalent investments or securities (including, but not limited to, United

States government treasury bills, commercial paper, and savings accounts and certificates of deposit, and common or commingled trust funds invested in such securities).

     Notwithstanding any provision in Section 6.9, 6.10 or 6.11 to the contrary, the Investment Committee may issue rules and regulations imposing such restrictions and limitations on the investment of contributions in, and transfers of Account balances among, the Investment Funds as it deems appropriate from time to time, consistent with the investment objectives of the respective Investment Funds.

     6.8 Investment of Matching Employer Contributions. Participants' Matching Employer Contributions and earnings thereon shall be invested in the Company Stock Fund.

     6.9 Investment of Participants' Employer Contribution Accounts.

          (a) In General. Except as provided in (b) or (c), Participants' Employer Contribution Accounts shall be invested in the Company Stock Fund.

          (b) Direction of Pre-June 10, 1992 Employer Contribution Accounts. Notwithstanding Section 6.9(a), a person who was a participant in the Old GI Plan on or before June 9, 1992 may direct the investment of the portion, if any, of his Employer Contribution Account which was not invested in the company stock fund under the Old GI Plan on December 31, 1992 among the Investment Funds (other than the Company Stock Fund, the CommScope Stock Fund and the GSI Stock Fund) in accordance with such rules and procedures as the Administrative Committee may establish or adopt.

          (c) Investment in CommScope Stock Fund and GSI Stock Fund. Effective as of the Spin-off Date and subject to Section 6.12:

               (1) Shares of CommScope Stock transferred to the Participant's Employer Contribution Account from the Old GI Plan shall be invested in the CommScope Stock Fund.

               (2) Shares of GSI Stock transferred to the Participant's Employer Contribution Account from the Old GI Plan shall be invested in the GSI Stock Fund.

     Notwithstanding the foregoing, a Participant may elect to transfer all or any portion of his Employer Contribution Account which is invested in either the CommScope Stock Fund or the GSI Stock Fund to any Investment Fund (other than the GSI Stock Fund or the CommScope Stock Fund) in accordance with such rules and procedures as the Administrative Committee may establish or adopt. A Participant may not elect to transfer any portion of his Employer Contribution Account into the CommScope Stock Fund or the GSI Stock Fund.

          (d) Dividends on CommScope Stock and GSI Stock. Cash dividends and other cash distributions received with respect to the portion of a Participant's Employer Contribution Account invested in the CommScope Stock Fund or the GSI Stock Fund shall not be reinvested in CommScope Stock or GSI Stock but shall be invested among other Investment Funds in accordance with Section 6.10.

     6.10 Investment Elections with Regard to Participant Contributions, Special
Section 401(k) Contributions, Rollover Contributions, Trust-to-Trust Transfers and Cash Dividends with Respect to CommScope Stock and GSI Stock. A Participant may direct the investment of his Participant Contributions, Special Section 401(k) Contributions, Rollover Contributions, amounts transferred in Trust-to-Trust Transfers to the Plan and any cash dividends or other cash distributions received with respect to the portion of the Participant's Accounts invested in the CommScope Stock Fund or the GSI Stock Fund among the Investment Funds (other than the CommScope Stock Fund and the GSI Stock Fund) in accordance with such rules and procedures as the Administrative Committee may establish or adopt. A Participant's investment election made pursuant to this Section 6.10 shall continue in effect, notwithstanding any change in the amount of contributions to the Plan until such Participant shall change his investment election. A Participant's election with respect to the investment of his contributions under the Old GI Plan in effect on June 30, 1997 shall be treated as having been made under this Plan and shall remain in effect hereunder until the Participant changes his investment election in accordance with this Section 6.10.

     6.11 Investment Elections with Regard to Matched Participant Contribution Accounts, Unmatched Participant Contribution Accounts, Rollover Contribution Accounts and Trust-to-Trust Accounts.

          (a) In General. Except as provided in (b), a Participant may elect to transfer all or any portion of his Matched Participant Contribution Account, Unmatched Participant Contribution Account, Rollover Contribution Account and Trust-to-Trust Account balances among the Investment Funds (other than the CommScope Stock Fund and the GSI Stock Fund) in accordance with such rules and procedures as the Administrative Committee may establish or adopt; provided that no portion of a Participant's Account balances may be transferred to the Company Stock Fund pursuant to this
     Section 6.11 unless such Participant was an Eligible Employee at any time on or after May 1, 1993.

          (b) Investment in CommScope Stock Fund and GSI Stock Fund. Effective as of the Spin-off Date and subject to Section 6.12:

               (1) Shares of CommScope Stock transferred to the Participant's Accounts (other than his Employer Contribution Account) from the Old GI Plan shall be invested in the CommScope Stock Fund.

               (2) Shares of GSI Stock transferred to the Participant's Accounts (other than his Employer Contribution Account) from the Old GI Plan shall be invested in the GSI Stock Fund.

     Notwithstanding the foregoing, a Participant may elect to transfer all or any portion of his Matched Participant Contribution Account, Unmatched Participant Contribution Account, Rollover Contribution Account and Trust-to-Trust Account balances held in the CommScope Stock Fund or GSI Stock Fund to any other Investment Fund (other than the

     CommScope Stock Fund or the GSI Stock Fund) in accordance with such rules and procedures as the Administrative Committee may establish or adopt.

          (c) Dividends on CommScope Stock and GSI Stock. Cash dividends and other cash distributions received with respect to the portion of a Participant's Accounts (other than his Employer Contribution Account) invested in the CommScope Stock Fund or the GSI Stock Fund shall not be reinvested in CommScope Stock or GSI Stock but shall be invested among the other Investment Funds in accordance with Section 6.10.

     6.12 Special Provisions for Company Stock Fund, CommScope Stock Fund and GSI Stock Fund. Notwithstanding any provision in this Article VI to the contrary, if the Special Fiduciary determines that a Participant's investment election (or failure to file an investment election) with respect to the Participant's Company Stock Fund, CommScope Stock Fund and/or GSI Stock Fund is not "proper" under Section 403(c) of ERISA or appropriate in light of prudent investment standards including (except with respect to the investment in Company Stock) considerations of diversification, the Special Fiduciary shall have absolute discretion at any time to require either the sale or continued holding of all or any portion of the Company Stock, CommScope Stock or GSI Stock allocated to Participants' Accounts without regard to the Participant's investment election (or failure to file an investment election) with respect to the investment of the Participant's Accounts in the Company Stock Fund, the CommScope Stock Fund or the GSI Stock Fund. In considering any sales of CommScope Stock or GSI Stock pursuant to Participants' investment elections under Sections 6.9(c) and 6.11(b) or upon the determination of the Special Fiduciary, the Special Fiduciary shall act in accordance with the best interests of Participants to protect the value of Plan assets.

     6.13 Shareholder Rights in Company Stock.

          (a) Participant Directions. Each Participant or Beneficiary of a deceased Participant, as a named fiduciary, shall have the right to direct the Special Fiduciary as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Company Stock which have been allocated to the Participant's Accounts in the Company Stock Fund (including, but not limited to, the right to sell or retain shares in a public or private tender offer). In voting or exercising such other rights with respect to such shares, the Participants and Beneficiaries shall consider the long-term interests of all current Participants in providing benefits under the Plan and Trust. Subject to Section 6.13(d), the Special Fiduciary shall direct the Trustee to vote or exercise shareholder rights with respect to all shares (and fractional shares) of Company Stock in the Company Stock Fund for which the Special Fiduciary received timely directions from Participants and Beneficiaries in accordance with such Participants' and Beneficiaries' directions. The Special Fiduciary shall direct the Trustee to vote all shares (and fractional shares) of Company Stock in the Company Stock Fund for which the Special Fiduciary has not received timely voting instructions in the Special Fiduciary's sole discretion. In the event of a tender offer for Company Stock, the Special Fiduciary shall determine in its sole discretion whether to direct the Trustee to tender any shares (or fractional shares) of Company Stock in the Company Stock Fund for which the Special Fiduciary does not receive a timely direction from the Participant or Beneficiary as to whether to tender such shares (and fractional shares).

          (b) Named Fiduciaries. Each Participant and Beneficiary who is authorized (pursuant to Section 6.13(a)) to direct the Special Fiduciary as to the manner of voting and the exercise of other shareholder rights with respect to shares (and fractional shares) of Company Stock allocated to such Participant's or Beneficiary's Accounts in the Company Stock Fund is a named fiduciary (within the meaning of Section 402(a)(2) of ERISA) with respect to such shares (and fractional shares). The Administrative Committee shall cause each such Participant and Beneficiary to be notified of his status as a named fiduciary, shall instruct each such Participant and Beneficiary that in exercising such authority to direct the Special Fiduciary, with respect to shares of Company Stock allocated to his Accounts in the Company Stock Fund, he should consider the long-term interests of all current Participants in providing benefits under the Plan.

          (c) Confidentiality. The Special Fiduciary shall solicit the directions of Participants and Beneficiaries in accordance with Section 6.13(a) and (b) and shall follow such directions by directing the Trustee to deliver aggregate votes to the Company or otherwise implementing such directions in any convenient manner that preserves the confidentiality of the votes or other directions of individual Participants and Beneficiaries, except to the extent necessary to comply with applicable federal laws or state laws that are not preempted by ERISA. Any designee of the Special Fiduciary who assists in the solicitation or tabulation of the directions of Participants and Beneficiaries shall certify that he will maintain the confidentiality of all directions given.

          (d) Fiduciary Override. Notwithstanding the foregoing, in the event that the Special Fiduciary determines that the manner of voting and the exercise of other shareholder rights with respect to shares of Company Stock held in the Company Stock Fund is not proper or is contrary to the provisions of ERISA (including, without limitation, the fiduciary responsibility requirements of Section 404 of ERISA), the Special Fiduciary shall disregard such direction and assume responsibility for the voting or exercise of other shareholder rights with respect to such shares of Company Stock held in the Company Stock Fund.

     6.14 Trust Income. As of each Valuation Date, the fair market value of the Trust and of each Investment Fund shall be determined and recorded by the Trustee. The Trustee's determination of fair market value shall be final and conclusive on all persons. As of each Valuation Date, the Administrative Committee (or the Trustee on the Administrative Committee's behalf) shall determine the net income, gains or losses of the Trust Fund and of each separate Investment Fund since the preceding Valuation Date. The net income, gains or losses thus derived from the Trust shall be accumulated and shall from time to time be invested as a part of the Trust Fund. The Administrative Committee (or the Trustee on the Administrative Committee's behalf) shall proportionately allocate the net income, gains or losses of each Investment Fund among (a) the Participants' Accounts and (b) the suspense account maintained under Section 5.1(c) for unallocated Employer contributions, all as valued as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such Account by an amount equal to the net income, gains or losses of each Investment Fund multiplied by a fraction, the numerator of which is the balance of such Account invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Accounts invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided, however, that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by using Account balances as of the first Valuation Date after all contributions are credited thereto and before income is allocated as provided in this Section 6.14. Not less than 30 days after the last day of each calendar quarter (or after such additional date or dates as the Investment Committee in its discretion may request), the Trustee shall provide the Administrative Committee and the Investment Committee with a written report detailing the fair market value of the Trust and of each Investment Fund as of the last day of the calendar quarter (or as of such other date or dates as the Investment Committee in its discretion may request).

     6.15 Correction of Error. In the event of an error in maintaining a Participant's Accounts, the Company may in its sole discretion elect to contribute such amount as it shall determine to correct the error. Unless the Company so elects, the Administrative Committee, in its sole discretion, may correct such error by either (i) in the case of an error resulting in reducing a Participant's Account balance, allocating Forfeitures for the Plan Year to such Participant's Accounts in such amount as he shall determine to be needed to correct the error, or (ii) crediting or charging the adjustment required to make such correction to or against income or as an expense of the Trust for the Plan Year in which the correction is made. Except as provided in this Section 6.15, the Accounts of other Participants shall not be readjusted on account of such error.

     6.16 Right of the Employers to Trust Assets. Except as provided in Section
5.1 and subject to (a) and (b) below, the Employers shall have no right or claims to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan and Trust.

          (a) Return of Contributions Where Deduction is Disallowed. If, and to the extent that, a deduction for Matching Employer Contributions, Participant Contributions or Special Section 401(k) Contributions under
     Section 404 of the Code is disallowed, Participant Contributions conditioned on deductibility will be distributed to the appropriate Participant and other Employer contributions conditioned upon deductibility will be returned to the appropriate Employer within one year after the disallowance of the deduction; and

          (b) Return of Contributions Made Through Mistake of Fact. If, and to the extent that, a Matching Employer Contribution, Participant Contribution or Special Section 401(k) Contribution is made through mistake of fact, Participant Contributions will be distributed to the appropriate Participant and other Employer contributions will be returned to the appropriate Employer within one year of the payment of the contribution.

          All Employer contributions are conditioned upon their being deductible under Section 404 of the Code.

                                   ARTICLE VII

                                    Benefits

     7.1 Payment of Benefits in General. Subject to the special rules applicable to a Participant's Trust-to-Trust Account set forth in Schedule A, a Participant's benefits under this Plan shall be payable in accordance with the provisions of this Article. Except as otherwise specifically provided, the provisions of this Article shall apply to all distributions or withdrawals occurring on or after July 1, 1997, including distributions to Participants (or to the Beneficiaries of deceased Participants) who had a Termination of Employment prior to July 1, 1997.

     7.2 Payment of Vested Accrued Benefit on Termination of Employment. If a Participant has a Termination of Employment for any reason other than the Participant's death, the Trustee shall pay the vested portion of the Participant's Accrued Benefit in the form of a single lump sum or a direct rollover (as described in Section 7.10), or any combination thereof, to the Participant within a reasonable period after the Valuation Date coinciding with or next following (a) the later of (1) the Participant's Termination of Employment or (2) his Normal Retirement Date, or (b) such earlier or later date following the Participant's Termination of Employment as the Participant may elect in accordance with Section 7.12 and subject to Section 7.5.

     7.3 Payment of Accrued Benefit on Account of Death.

          (a) Payment to Surviving Spouse. If a married Participant dies before his entire vested Accrued Benefit has been paid from the Plan and if the Participant has not designated a Beneficiary other than his spouse (or his spouse has not consented to such designation in accordance with Section 7.6), the Trustee shall distribute the Participant's vested Accrued Benefit in the form of a single lump sum or a direct rollover (as described in Section 7.10), or any combination thereof, to the Participant's surviving spouse within a reasonable period after the Valuation Date coinciding with or next following (a) the later of (1) the Participant's Death or (2) his Normal Retirement Date, or (b) such earlier or later date following the Participant's death as the Participant's surviving spouse may elect in accordance with Section 7.12 and subject to Section 7.5.

          (b) Payment to Other Beneficiary. If the Participant does not have a surviving spouse or if the Participant (with his spouse's consent in accordance with Section 7.6) has named a Beneficiary other than his surviving spouse to receive some or all of his vested Accrued Benefit (or remaining vested Accrued Benefit), the Trustee shall distribute the Participant's vested Accrued Benefit (or remaining vested Accrued Benefit), within a reasonable time after the Valuation Date coinciding with or next following the date of the Participant's death, to his designated Beneficiary in the form of a lump sum.

          (c) Designation of Beneficiary. Subject to Section 7.6, the Participant may select or change his Beneficiary from time to time by filing a Beneficiary designation in writing with the Administrative Committee. No designation of Beneficiary or change of Beneficiary shall be effective until it is received by the Administrative Committee and, if applicable, until the consent of the Participant's spouse (in accordance with Section 7.6) is received by the Administrative Committee. If a Participant shall fail to file a valid

     Beneficiary designation, if all persons designated as the Beneficiary shall have predeceased the Participant (or, in the case of a Beneficiary other than an individual, cease to exist prior to the Participant's death), or if, after a reasonable search, the Administrative Committee is unable to locate the Participant's Beneficiary within a period of two years following the Participant's death, the Participant shall be deemed to have designated the following as Beneficiary in the following order of precedence:

               (1) the Participant's surviving spouse;

               (2) the Participant's estate.

          (d) Period of Distribution. Notwithstanding the foregoing Sections of this Article VII, if a Participant dies and if at the time of his death such Participant has not attained his Required Distribution Date, such Participant's vested Accrued Benefit shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death; except that if the Beneficiary is the Participant's surviving spouse, the Participant's vested Accrued Benefit shall be distributed no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2.

          If the surviving spouse of a Participant who is the Participant's Beneficiary dies before distributions have begun to the surviving spouse under this Section 7.3(d), distributions shall be made in accordance with this Section 7.3(d) as if the surviving spouse were the Participant.

     7.4 Participant Withdrawals. A Participant may, in accordance with Section 7.12, withdraw all or any portion of his Accounts pursuant to (a), (b), (c) and/or (d) below; provided, however, that the amount withdrawn pursuant to this
Section 7.4 shall not be less than the lesser of two hundred dollars ($200) or the amount of the Participant's vested Accrued Benefit. A Participant who has received a withdrawal pursuant to this Section 7.4 shall not be entitled to receive another withdrawal (other than a Hardship withdrawal described in Section 7.4(d)) until the Participant has completed at least six (6) months of participation in the Plan following such withdrawal. Withdrawals shall be made pro rata from each Investment Fund in which the Account or Accounts from which the withdrawal is paid are invested.

          (a) Withdrawal from Rollover Contribution Account and Trust-to-Trust Account. A Participant may, in accordance with Section 7.12, withdraw, for any reason, all or any portion of his Rollover Contribution Account and, subject to the restrictions and limitations imposed under Section 4.7 and, if applicable, Schedule A, his Trust-to-Trust Account.

          (b) Withdrawals from the Employer Contribution Account Attributable to Matching Employer Contributions Made Prior to January 1, 1991. A Participant who has withdrawn, or has requested a withdrawal of, the entire amount to which he is entitled under Section 7.4(a) may, in accordance with
     Section 7.12, withdraw, for any reason, of all or any portion of the Participant's Employer Contribution Account in excess of the sum of (1) the aggregate amount of matching employer contributions contributed to his employer contribution account under the Old GI Plan on or after January 1, 1991 and any income credited to his Employer Contribution Account which is attributable to such matching employer contributions and (ii) any Employer Matching Contributions contributed to the Participant's Employer Contribution Account after June 30, 1997 and any income credited to such Account which is attributable to such Employer Matching Contributions; provided that the withdrawal of all or any portion of a Participant's Employer Contribution Account pursuant to this Section 7.4(b) shall result in a suspension of Matching Employer Contributions with respect to such Participant for a period of one (1) month effective on the first payroll date of the month immediately following the month in which the withdrawal is paid.

          (c) Withdrawal After Age 59-1/2. A Participant who has attained age 59-1/2 and who has withdrawn, or has requested a withdrawal of, the entire amount to which he is entitled under Section 7.4(a) may, in accordance with
     Section 7.12, withdraw, for any reason, of all or any portion of his Matched Participant Contribution Account, his Unmatched Participant Contribution Account, and his vested Employer Contribution Account.

          (d) Hardship Withdrawal. A Participant may request, in accordance with
     Section 7.12, a withdrawal for reasons of Hardship of all or any portion of
     (i) his Employer Contribution Account; (ii) his Matched Participant Contribution Account excluding any income or gain credited to his Matched Participant Contribution Account for any period after December 31, 1988 and excluding any portion of the Special Section 401(k) Contribution Subaccount, and (iii) his Unmatched Participant Contribution Account excluding any income or gain credited to his Unmatched Participant Contribution Account for any period after December 31, 1988; provided the following requirements are satisfied:

               (1) Necessary to Satisfy Immediate and Heavy Financial Need. The amount of the withdrawal on account of Hardship shall not exceed the amount necessary to satisfy the Participant's immediate and heavy financial need arising by reason of a Hardship, including the amount needed to pay any federal, state and local income taxes and penalties reasonably expected to be incurred by reason of the withdrawal;

               (2) Exhaustion of Other Sources of Funds. The Participant must have obtained all distributions and withdrawals other than Hardship distributions or withdrawals, and all non-taxable loans currently available under the Plan and all Related Plans and the Participant must have exercised all options to acquire Company Stock granted under an equity incentive or any similar plan maintained by an Employer or any Related Company if such options are currently exercisable and if the fair market value of Company Stock exceeds the exercise price of the option;

               (3) Twelve Month Suspension of Elective Contributions. The Participant's Participant Contributions, elective deferrals (as defined in Section 402(g) of the Code) and employee contributions under the Plan and all other qualified and nonqualified plans of deferred compensation (including equity incentive or any similar plans, and cash or deferred arrangements which are part of a cafeteria plan within the meaning of Section 125 of the Code but excluding health or welfare benefits and flexible spending arrangements that are part of a cafeteria plan) maintained by an Employer or a Related Company shall be suspended for a period of twelve (12) months following the receipt of the Hardship withdrawal; and

               (4) Limitation on Participant Contribution in the Year Following the Hardship Withdrawal. The Participant Contributions under the Plan and elective deferrals under any Related Plan for the Participant's taxable years immediately following the taxable year of the Hardship withdrawal shall not exceed the maximum amount described in Section 4.1(c)(1) for such next taxable year less the amount of such Participant's Participant Contributions under the Plan and elective deferrals under any Related Plan for the taxable year of the Hardship withdrawal.

          Withdrawals made pursuant to this Section 7.4(d) shall be made first from the Participant's Employer Contribution Account, then from the Participant's Unmatched Participant Contribution Account and finally from the Participant's Matched Participant Contribution Account.

     7.5 Deadline for Payment of Benefits. Notwithstanding any other provision herein, unless the Participant in accordance with provisions of the Plan elects otherwise, payment of benefits will be made or commence not later than sixty
(60) days after the latest of the close of the Plan Year in which (1) the Participant attains age sixty-five (65), (2) occurs the tenth (10th) anniversary of the Plan Year in which the Participant commenced participation, or (3) the Participant had a Termination of Employment; provided, however, in no event shall payment of benefits be made later than a Participant's Required Distribution Date.

     7.6 Spousal Consents.

          (a) Conditions for Valid Spousal Consent. A valid spousal consent to the Participant's naming of a Beneficiary other than his spouse shall be:

               (1) in a writing acknowledging the effect of the consent;

               (2) signed by the Participant's spouse and witnessed by a notary public;

               (3) effective only for the spouse who gives the consent; and

               (4) effective only with respect to the specific beneficiary named in the consent unless the spouse voluntarily in such consent expressly permits subsequent elections of beneficiaries without further spousal consent and acknowledges the spouse's right to limit the consent to a specific beneficiary;

     provided that the consent of a Participant's spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, or because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

          (b) Treatment of Former Spouse as a Spouse Pursuant to a Qualified Domestic Relations Order. To the extent provided in any Qualified Domestic Relations Order (as defined in Section 12.4), the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of providing consent in accordance with this Section 7.6.

     7.7 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor, and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his care. An Employer, the Trustee, the Administrative Committee and the Plan Administrator shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian, or relatives of a Participant.

     7.8 Form of Payment. Subject to Section 7.10, all distributions shall be paid in a lump sum in cash, or at the option of the Participant, in cash plus that number of whole shares (with cash in lieu of fractional shares) of Company Stock allocated to the Participant's Accounts in the Company Stock Fund; provided, however, that all withdrawals made pursuant to Section 7.4 shall be paid in a lump sum in cash.

     7.9 Lump Sum Payment Without Election. Notwithstanding any other provision of this Article VII and subject to Section 7.10, if a Participant (or the Beneficiary of a deceased Participant) is entitled to a distribution (including distributions with respect to Participants who had a Termination of Employment prior to January 1, 1998) and if the value of a Participant's vested Accrued Benefit does not exceed $5,000, the Administrative Committee shall direct the immediate distribution of such benefit regardless of any election or consent of the Participant, his spouse or other Beneficiary.

     7.10 Direct Rollover to Another Plan. Notwithstanding any provision of this Plan to the contrary, a Participant, his surviving spouse or a former spouse who is an alternate payee under a Qualified Domestic Relation Order (as defined in Section 12.4) (a "Distributee") may elect, at such time and in such manner as prescribed by the Administrative Committee, to have all or any portion of the benefits payable to such Distributee which constitutes an eligible rollover distribution as defined in Section 402(c)(4) of the Code paid by the Trustee directly to the eligible retirement plan (as described in Section 401(a)(31)(D) of the Code) specified by such Distributee.

     7.11 Distributions to an Employed Participant on his Required Distribution Date. A Participant who is employed by the Company or a Related Company on or after his Required Distribution Date shall receive a distribution of his entire vested Accrued Benefit (valued as of December 31 of the Plan Year immediately preceding his Required Distribution Date) not later than his Required Distribution Date. As of each December 31 thereafter, the Participant's entire vested Accrued Benefit shall be distributed to him.

     7.12 Request for Withdrawal or Distribution. Except as otherwise provided to the contrary in this Article VII, a distribution or withdrawal shall be paid only if the Participant or Beneficiary files a written request for a distribution or withdrawal with the Administrative Committee on such form as the Administrative Committee shall provide or permit and in accordance with such rules and regulations as the Administrative Committee may prescribe. A distribution or withdrawal shall be paid within a reasonable period after the last day of the calendar quarter (or after such additional date or dates as may be permitted by the Administrative Committee) in which the Administrative Committee receives a valid written request for a distribution or withdrawal provided that the Administrative Committee receives such written request at least thirty (30) days (or such shorter period as may be permitted by the Administrative Committee) prior to the last day of such calendar quarter (or such additional dates as may be permitted by the Administrative Committee for distributions and withdrawals.

     7.13 Deduction of Taxes from Amounts Payable. The Trustee may deduct from the amounts to be distributed hereunder such amounts as the Trustee, in his or its sole discretion, deems proper to protect the Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other federal, state or local taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

     7.14 Improper Payment of Benefits. The Administrative Committee shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant.

     7.15 Participant Loans.

          (a) Loan Amount. Upon proper application of a Participant, the Administrative Committee shall grant a loan to such Participant, for any reason, in such amount and for such period as the Administrative Committee shall determine, but not exceeding the lesser of:

               (1) $50,000, when added to all outstanding amounts loaned to the Participant from the Plan and all Related Plans, reduced by the excess (if any) of;

                    (A) the Participant's highest outstanding balance of loans from the Plan and all Related Plans during the one-year period ending on the day before the date on which such loan is made, over

                    (B) the Participant's outstanding balance of loans from the
               Plan and all Related Plans on the date on which such loan is made; or

               (2) 50% of the Participant's vested Accrued Benefit valued as of the most recent Valuation Date for which a valuation has been completed preceding the date of disbursement of the loan.

          A participant may not have more than one loan from the Plan outstanding at any time.

          (b) Loan Terms. Any loan made under this Section 7.15 shall, by its terms, be required to be repaid within five (5) years unless the loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

          (c) Level Amortization. All loans, except as provided in the regulations prescribed by the Secretary of the Treasury, shall be amortized over the term of the loan in substantially level payments not less frequently than quarterly. A Participant's loan shall be repaid by means of payroll deduction.

               (1) Authorized Leave of Absence. Notwithstanding the foregoing provisions of this Section 7.15(c), a Participant's loan payments shall be suspended for a period of up to one year while the Participant is on an unpaid Authorized Leave of Absence (other than a military leave described in clause (2) below); provided that the loan must be repaid within the term specified in Section 7.15(b) and the installments due after the earlier of the Participant's resumption of active service or the first anniversary of the commencement of the Authorized Leave of Absence may not be less than the installments payable immediately prior to the commencement of the Authorized Leave of Absence.

               (2) Military Leave. Notwithstanding the provisions of Section 7.15(b) and (c), a Participant's loan repayments shall be suspended as permitted under Section 414(u)(4) of the Code during periods of absence from employment due to service in the Armed Forces of the United States.

          (d) Loans Granted on a Reasonably Equivalent Basis. The Administrative Committee may grant such loans and may direct the Trustee to lend Trust Fund assets to such Participant, provided that such loans are available to all Participants on a reasonably equivalent basis, are not made available to Highly Compensated Employees in amounts greater than the amounts made available to other Employees, bear a reasonable rate of interest, and are adequately secured.

          (e) Source of Loans. Any loan made pursuant to this Section 7.15 shall be made from the Participant's Accounts in the following order:

               (1) the Rollover Contribution Account;

               (2) the Unmatched Participation Contribution Account;

               (3) the Matched Participant Contribution Account;

               (4) the Employer Contribution Account; and

               (5) the Trust-to-Trust Account.

          If a Participant's Account is invested in more than one Investment Fund at the time of the loan, the loan shall be made pro rata from each Investment Fund. Such loan and any accrued but unpaid interest with respect thereto, shall constitute a first lien upon the interest of such Participant in the Accounts from and to the extent to which the loan is made and, to the extent that the loan may be unpaid at the time the Participant's Accounts become payable, shall be deducted from the amount payable to such Participant or his Beneficiary at the time of distribution of any portion of his Account. In the event that a Participant fails to repay a loan according to its terms and foreclosure occurs, the Plan may foreclose on the portion of the Participant's Accounts which secure the loan and which would be distributable to the Participant as of the earliest date on which the Participant could elect a distribution or withdrawal pursuant to Article VII. Such foreclosed amount shall be deemed to be a distribution.

          (f) Loan Earmarked as a Separate Investment for Participant's Accounts. The note representing the loan shall be segregated in a separate fund held by the Trustee as a separate ear-marked investment solely for the account of the Participant. Interest and principal payments on a Participant's loan shall be credited to each of the Participant's Accounts in the ratio that the amount of the loan borrowed from the Account bears to the total amount of the loan borrowed from all of the Participant's Accounts.

          Interest and principal payments shall be invested in accordance with the Participant's investment election under Section 6.10 in effect at the time such interest and principal payment is made; provided, however, that principal and interest payments with respect to the portion of any loan borrowed from the Participant's Employer Contribution Account which at the time of the loan was not invested in the Company Stock Fund, shall be invested pursuant to the Participant's investment election under Section
     6.9 in effect with respect to such amounts at the time such principal and interest payment is made.

          (g) Loans Subject to Terms and Conditions Imposed by Administrative Committee. Any loan made pursuant to this Section 7.15, subject to the foregoing requirements, shall be subject to such terms and conditions as the Administrative Committee may in its discretion impose. The Administrative Committee may adopt such non-discriminatory rules and regulations relating to loans to Participants as it may deem appropriate.

                                  ARTICLE VIII

                                 Administration

     8.1 Board of Directors Duties. The Board of Directors shall have overall responsibility for the establishment, amendment and termination of the Plan.

     8.2 Chairman Duties. The Chairman shall have overall responsibility for the administration and operation of the Plan, which responsibility he shall discharge by the appointment and removal (with or without cause) of the Trustee and the members of:

          (a) the Administrative Committee to which is delegated the overall responsibility for the administration and operation of the Plan (other than the authority to manage and control Plan assets and to select the Trustee and one or more investment managers); and

          (b) the Investment Committee to which is delegated the authority to manage and control Plan assets and to appoint, remove and supervise any investment manager or Special Fiduciary in accordance with the terms of the Plan and Trust Agreement.

     8.3 Administrative Committee Membership. The Administrative Committee shall consist of not less than three (3) members, who shall be appointed by the Chairman or his delegate. The members of the Administrative Committee shall remain in office at the will of the Chairman or his delegate, and the Chairman or his delegate may from time to time remove any of said members with or without cause and shall appoint any successors.

     8.4 Administrative Committee Structure. Each member of the Administrative Committee may (but need not) be an officer, director or Employee of an Employer hereunder. Each person upon becoming a member of the Administrative Committee, shall file an acceptance thereof in writing with the Chairman or his delegate and the other members of the Administrative Committee. Any member of the Administrative Committee may resign by delivering his written resignation to the Chairman or his delegate and the other members of the Administrative Committee, and such resignation shall become effective upon the date specified therein but not earlier than the date such written resignation is delivered to the Chairman or his delegate. Any member of the Administrative Committee who is an officer, director or Employee of an Employer shall automatically cease to be a member of the Administrative Committee on his ceasing to be an officer, director or Employee of an Employer. In the event of a vacancy in membership, the remaining members shall constitute the Administrative Committee with full power to act until said vacancy is filled.

     8.5 Administrative Committee Actions. The Administrative Committee may establish its own rules and procedures, may act either with or without a formal meeting, including telephonically, and shall meet at the call of any member. The Chairman or his delegate shall designate a chairman who shall be a member of the Administrative Committee. The Administrative Committee shall appoint a secretary who may (but need not) be a member of the Administrative Committee and such other officers as the Administrative Committee may deem necessary who may (but need not) be members of the Administrative Committee.

     8.6 Administrative Committee Duties. The Administrative Committee, on behalf of the Participants and Beneficiaries of the Plan and Trust shall enforce the Plan and the Trust Agreement in accordance with the terms of the Plan and the Trust Agreement and shall have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

          (a) To appoint and remove, as it deems advisable, the Plan Administrator;

          (b) To issue rules, regulations and procedures necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules, regulations and procedures;

          (c) To construe the Plan and Trust Agreement;

          (d) To determine all questions arising in the administration of the Plan, including those relating to the eligibility of persons to become Participants; the rights of Participants, former Participants and their Beneficiaries; and Employer contributions, and its decision thereon shall be final and binding upon all persons hereunder;

          (e) To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

          (f) To authorize all disbursements of the Trustee from the Trust Fund in accordance with the provisions of the Plan;

          (g) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company) and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

          (h) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate;

          (i) To invest all or a portion of the Trust Fund in loans to Participants and to segregate the note representing such loan in a separate fund in accordance with Section 7.15;

          (j) To have prepared and furnished to Participants and Beneficiaries all information required under federal law or provisions of this Plan to be furnished to them;

          (k) To have prepared and filed or published with the Department of Labor and the Department of Treasury or other governmental agency all reports and other information required under federal law;

          (l) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant; and

          (m) To hear, review and determine claims for benefits.

     8.7 Investment Committee Membership. The Investment Committee shall consist of not less than three (3) members who shall be appointed by the Chairman or his delegate. The members of the Investment Committee shall remain in office at the will of the Chairman or his delegate and the Chairman or his delegate may from time to time remove any said members with or without cause and shall appoint any successors.

     8.8 Investment Committee Structure. Each member of the Investment Committee may (but need not) be an officer, director or Employee of an Employer hereunder. Each person upon becoming a member of the Investment Committee shall file an acceptance thereof in writing with the Chairman or his delegate and the other members of the Investment Committee. Any member of the Investment Committee may resign by delivering his written resignation to the Chairman or his delegate and the other members of the Investment Committee, and such resignation shall become effective upon the date specified therein but not earlier than the date such written resignation is delivered to the Chairman or his delegate. Any member of the Investment Committee who is an officer, director or Employee of an Employer shall automatically cease to be a member of the Investment Committee on his ceasing to be an officer, director or Employee of an Employer. In the event of a vacancy in membership, the remaining members shall constitute the Investment Committee with full power to act until said vacancy is filled.

     8.9 Investment Committee Actions. The Investment Committee may establish its own rules and procedures, may act either with or without a formal meeting, including telephonically, and shall meet at the call of any member. The Chairman or his delegate shall designate a chairman who shall be a member of the Investment Committee. The Investment Committee shall appoint a secretary who may (but need not) be a member of the Investment Committee and such other officers as the Investment Committee may deem necessary who may (but need not) be members of the Investment Committee.

     8.10 Investment Committee Duties. The Investment Committee on behalf of the Participants and Beneficiaries of the Plan and Trust shall manage and control the assets of the Plan and shall have all of the powers necessary to accomplish that purpose, including but not by way of limitation, the following:

          (a) To appoint and remove, as it deems advisable, one or more investment managers pursuant to the provisions of the Trust Agreement;

          (b) To periodically monitor the performance of the investment managers and of the Trustee;

          (c) To establish and communicate to the Trustee and the investment managers the general investment objectives and guidelines of the Trust; and, from time to time to modify such general investment objectives and guidelines;

          (d) To establish, modify the investment characteristics of, or terminate Investment Funds from time to time;

          (e) To impose such rules and restrictions on investments in, and transfers among, the Investment Funds as it deems appropriate from time to time, consistent with the investment objectives of the respective Investment Funds; and

          (f) To employ and suitably compensate such accountants, attorneys and financial advisors (who may but need not be the accountants, attorneys and financial advisors of the Company) and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties; and

          (g) To appoint and remove, as it deems advisable, one or more Special Fiduciaries who shall be independent of the Company, CommScope, Inc. and GSI Systems, Inc. and who may be the Trustee, or an investment manager or ancillary trustee appointed in accordance with the terms of the Trust Agreement.

     8.11 Committee and Plan Administrator Bonding and Expenses. The members of the Investment Committee and the Administrative Committee and the Plan Administrator shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of the Investment Committee, the Administrative Committee and the Plan Administrator, including compensation of the Trustee, accountants, attorneys and other persons who render advice or services to the Plan, shall be paid by the Trust except to the extent paid by the Employers.

     8.12 Allocations and Delegations of Responsibility.

          (a) Delegations of Responsibility. The Board of Directors, the Chairman, the Investment Committee, the Administrative Committee, and the Plan Administrator, respectively, shall have the authority to delegate from time to time, in writing, all or any part of his or its responsibilities under the Plan to such person or persons as he or it may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating authority. The Employers, the Board of Directors, the Chairman, the Investment Committee, the Administrative Committee, and the Plan Administrator shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

          (b) Allocations of Responsibility. The Board of Directors, the Investment Committee, the Administrative Committee, and, if the Plan Administrator is more than one person, the Plan Administrator shall have the authority to allocate from time to time, in writing, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. The Employers, the Board of Directors, the Chairman, the Investment Committee, the

     Administrative Committee, and the Plan Administrator shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

     8.13 Information To Be Supplied by Employers. Employers shall provide the Investment Committee, Administrative Committee, the Plan Administrator and the Trustee or their delegates with such information as they shall from time to time determine to be necessary in the discharge of their duties. The Investment Committee, Administrative Committee, the Plan Administrator and the Trustee may rely conclusively on the information certified to it by an Employer.

     8.14 Records. The regularly kept records of the Administrative Committee, the Plan Administrator, the Company and the other Employers shall be conclusive evidence of the Vesting Service of a Participant, his Compensation, his age, his marital status, his status as an Eligible Employee, and all other matters contained in such records applicable to this Plan provided that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Administrative Committee.

     8.15 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     8.16 Plan Administrator. The Administrative Committee may appoint a Plan Administrator who may (but need not) be a member of the Administrative Committee, and in the absence of such appointment, the Administrative Committee shall be the Plan Administrator.

     8.17 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4:

          (a) Determination of Validity of a Spousal Consent. In determining that the Participant's spouse has consented to the Participant's naming of a Beneficiary other than his spouse or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent or determination, the Plan and its fiduciaries shall have no further liability.

          (b) Determination of Validity of a Qualified Domestic Relations Order. In treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order (as defined in Section 12.4), or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts ("Segregated Amounts") which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order (the "18-Month Period") the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if there had been no order, if within the 18-Month Period the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-Month Period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

     8.18 Committee/Plan Administrator Decisions Final. The Investment Committee, the Administrative Committee and the Plan Administrator shall have discretion to determine all matters within their respective jurisdictions. The decisions of the Investment Committee, the Administrative Committee and of the Plan Administrator shall be final, binding and conclusive upon the Employers, and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.


                                   ARTICLE IX

                                Claims Procedure

     9.1 Initial Claim for Benefits. Each Participant or Beneficiary (a "Claimant") may submit his claim for benefits to the Administrative Committee (or to such other person or persons as may be designated by the Administrative Committee) in writing in such form as is provided or approved by the Administrative Committee, which claim shall designate the date upon which the Claimant desires his benefits to commence. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 9.1 and 9.2.

     When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of its approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty

(180) days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

     9.2 Review of Claim Denial. If a claim is denied, in whole or in part, (or if within the time periods presented in Section 9.1 the Claimant has not received an approval or a denial and the claim is therefore deemed denied) the Claimant shall have the right to request that the Administrative Committee review the denial, provided that the Claimant files a written request for review with the Administrative Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. Within sixty (60) days after such request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in Sections 9.1 and 9.2, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


                                    ARTICLE X

                      Amendment and Termination of the Plan

     10.1 Plan Termination. It is the present intention of the Company that it will continue the Plan and the payment of contributions indefinitely, but the continuation of the Plan and the payment of Employer contributions is not assumed as a contractual obligation of the Company or any other Employer; and the right is reserved by the Company and each other Employer at any time to reduce, suspend or discontinue its contributions hereunder, and the right is reserved by the Company to terminate the Plan at any time, provided, however, that the termination of the Plan or the reduction, suspension or discontinuance of contributions hereunder shall not have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued.

     10.2 Amendments. The Company, by resolution of the Board of Directors, may amend, modify, change, revise, discontinue or terminate the Plan at any time; provided, that, except as provided in Sections 5.1 and 6.16, no amendment shall:
(a) increase the duties or liabilities of the Trustee, the Investment Committee, the Administrative Committee or the Plan Administrator without consent of the entity affected; (b) have the effect of vesting in any

Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust Agreement; (c) authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; or (d) have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued; provided, however, that no amendment made in conformance to provisions of the Code, or any other statute relating to employees' trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary.

     10.3 Payment Upon Termination. Upon termination of the Plan or complete discontinuance of Employer contributions, the unvested portion of each Participants' Accrued Benefit that has not been forfeited pursuant to Section 4.10(c) prior to the termination of the Plan or complete discontinuance of Employer contributions shall become fully vested and nonforfeitable. Upon a partial termination of the Plan, the Accrued Benefit of each former Active Participant who lost status as a Active Participant because of such partial termination shall become fully vested and nonforfeitable. In the event of termination of the Plan and after payment of all expenses, the Administrative Committee may direct that either (1) each Participant and each Beneficiary of a deceased Participant receive his entire Accrued Benefit as soon as reasonably possible or (2) the Trust be continued and Participants' Accrued Benefits be distributed at such times and in such manner as provided in Article VII in which case continued allocations of net income, gains, losses and expenses of the Trust Fund as provided in Section 6.14 shall be made.

     10.4 Withdrawal from the Plan by an Employer. While it is not the present intention of any Employer to withdraw from the Plan and Trust Agreement, any Employer other than the Company may withdraw from the Plan and Trust Agreement, under such terms and conditions as the Board of Directors may prescribe, by delivery to the Trustee and the Company of a resolution of its board of directors electing to so withdraw. An Employer who ceases to be a Commonly Controlled Entity shall automatically withdraw from the Plan effective as of the date such Employer ceases to be a Commonly Controlled Entity.


                                   ARTICLE XI

                              Top Heavy Provisions

     11.1 Application. The definitions in Section 11.2 shall apply under this
Article XI and the special rules in Section 11.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. Anything in this Article XI to the contrary notwithstanding, if the Plan is a multiemployer plan described in Code Section 414(f), or a multiple employer plan as described in Code Section 413(c), the provisions of this Article XI shall be applied separately to each Employer and Related Company taking account of benefits under the plan provided to employees of the Employer or Related Company because of service with that Employer or Related Company.

     11.2 Special Top Heavy Definitions. The following special definitions shall apply under this Article XI.

          (a) "Aggregate Employer Contributions" means the sum of all Employer contributions under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985, Participant Contributions under the Plan and employer contributions attributable to salary reduction or similar arrangement under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions, and with respect to Non-Key Employees for Plan Years beginning after December 31, 1988, Participant Contributions and Matching Employer Contributions under the Plan and employer contributions attributable to salary reduction or similar arrangement and matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

          (b) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless the inclusion of Related Plans in the Permissive Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

               (1) "Mandatory Aggregation Group" means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                    (A) had a participant who was a Key Employee, or

                    (B) was necessary to be considered with a plan in which a
               Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) or 410 of the Code.

               If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

               (2) "Permissive Aggregation Group" means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and
          Section 410 of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code considering, if the plan is a multiemployer plan as described in Code Section 414(f) or a multiple employer plan as described in Code Section 413(c), benefits under the plan only to the extent provided to employees of the employer because service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

          (c) "Determination Date" means, with respect to a plan year, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

          (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an Employee or former Employee of an Employer or a Related Company as determined under Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph
     (1), (2), (3) or (4), subject to paragraph (5).

               (1) An officer of the Employer or Related Company who:

                    (A) in any Measurement Period, in the case of a Plan Year
               beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends ($125,000 in 1997, as adjusted for cost-of-living increases in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

                    (B) in any Measurement Period, in the case of a Plan Year
               beginning on or before December 31, 1983, is an officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the fifty percent (50%) requirement set forth in subparagraph (A) above is applicable).

          No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (1) for any Measurement Period. For purposes of determining the number of officers taken into account hereunder, employees described in Section 2.26(c)(1) through (6) shall be excluded. In the case of an Employer or Related Company which is not a corporation:

                    (C) in any Measurement Period, in the case of a Plan Year
               beginning on or before February 28, 1985 no persons shall be treated as Key Employees under this paragraph (1); and

                    (D) in any Measurement Period, in the case of a Plan Year
               beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury Regulations.

               (2) One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

                    (A) have annual Compensation from the Employer or a Related
               Company for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends ($30,000 in 1997, as adjusted in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code); and

                    (B) own (or are considered as owning within the meaning of
               Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Related Company, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph (2) unless he owns more than one-half percent (1/2%) interest in the Employer or a Related Company.

          No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (2) for any Measurement Period.

               (3) A person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Code Section 318) of the Employer or a Related Company.

               (4) A person who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Code Section 318) of the Employer or a Related Company and has an annual Compensation for such Plan Year from the Employer and Related Companies of more than $150,000.

               (5) If the number of persons who meet the requirements to be treated as Key Employees under paragraph (1) or (2) exceed the limitation on the number of Key Employees to be counted under paragraph (1) or (2), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

          If the requirements of paragraph (1) or (2) are met by a person in more than one (1) Plan Year in the Measurement Period, each person will be counted only once under paragraph (1) or (2):

                    (A) under paragraph (1), the Plan Year in the Measurement
               Period in which a person who was an officer and had the highest annual

               Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                    (B) under paragraph (2), the Plan Year in the Measurement
               Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

          Notwithstanding the above provisions of paragraph (5), a person may be counted in determining the limitation under both paragraphs (1) and
          (2). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (h) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

          (e) "Non-Key Employee" means a person with an accrued benefit or account balance in the Plan or any Related Plan in the Aggregation Group at any time during the Measurement Period who is not a Key Employee, and any beneficiary of such a person.

          (f) "Present Value of Accrued Benefits" means, for any Plan Year, an amount equal to the sum of (1), (2) and (3), subject to (4), for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee.

               (1) The value of a person's Accrued Benefit under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                    (A) in the case of a plan not subject to the minimum funding requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                    (B) in the case of a plan that is subject to the minimum
               funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code.

               (2) The sum of the actuarial present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at Normal Retirement Date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                    (A) Interest rate: 5%; and

                    (B) Post Retirement Mortality: 1984 Unisex Pension Table;

          and determined in accordance with Code Section 416(g), provided, however, that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for accrual purposes for all Related Defined Benefit Plans or, if no single accrual method is used in all such plans, such accrued benefit shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

                    (C) for the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (i) on the Determination Date or (ii) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

                    (D) for the second and subsequent plan years of the plan,
               the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

          For purposes of this paragraph (2), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

               If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1(T-27), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

               (3) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

               (4) The following rules shall apply in determining the Present Value of Accrued Benefits:

                    (A) Amounts attributable to qualified voluntary employee
               contributions, as defined in Section 219(e) of the Code, shall be excluded.

                    (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                         (i) Unrelated Transfers accepted into the Plan or any
                    plan in the Aggregation Group after December 31, 1983 shall not be included.

                         (ii) Unrelated Transfers accepted on or before December
                    31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

                         (iii) Unrelated Transfers made from the Plan or any
                    plan in the Aggregation Group shall be included.

                         (iv) Related Transfers made from the Plan or any plan
                    in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

                    (C) The Accrued Benefit of any individual who has not
               performed services for an Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall be excluded.

          (g) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Related Company.

          (h) A "Top Heavy Aggregation Group" exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of the Present Value of Accrued Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

          (i) "Top Heavy Plan" means the Plan in any Plan Year in which the Plan is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

          (j) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Related Company to a plan maintained by an employer which is not a Related Company or (b) made to a plan maintained by a Related Company from a plan maintained by an employer which is not a Related Company.

     11.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 11.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

          (a) Minimum Employer Contributions. In any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of his Aggregate Employer Contributions for the Plan Year up to at least three percent (3%) of his Compensation, or if the Plan is not required to be included in an Aggregation Group in order to permit a Related Defined Benefit Plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation allocated to the Key Employee as Aggregate Employer Contributions, unless such Participant is a Participant in a Related Defined Benefit Plan and receives a minimum benefit thereunder in accordance with Section 416(c) of the Code in which case such Participant shall not receive a minimum contribution under this Section 11.3(a).

     For purposes of determining whether a Non-Key Employee is a Participant entitled to have minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

               (1) he has failed to complete the requisite number of hours of service (if any) after becoming a Participant in the Plan,

               (2) he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

               (3) he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a 401(k) plan, because of a failure to make elective 401(k) contributions.

          (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and any Plan Year thereafter, the Employer Contribution Account of a Participant who has at least one Hour of Service after the Plan becomes a Top Heavy Plan and who has completed three (3) or more years of Vesting Service shall become fully vested and nonforfeitable.

          (c) Limitations. For Plan Years commencing prior to January 1, 2000, in computing the limitations under Section 5.1 hereof for years in which the Plan is a Top Heavy Plan, the special rules of Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that, in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted, and by substituting $41,500 for $51,875 in the numerator of the transition fraction described in Section 415(e)(6)(B) of the Code, unless the Plan is not a Super Top Heavy Plan and the special requirements of Section 416(h)(2) of the Code have been satisfied. This Section 11.3(c) shall not apply to any Plan Year commencing after December 31, 1999.

          (d) Transition Rule for a Top Heavy Plan. Notwithstanding the provisions of Section 11.3(c), for each Plan Year commencing prior to January 1, 2000 in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, for Plan Years commencing prior to January 1, 2000, if the Plan is a Top Heavy Plan and the Plan does not meet the special requirements of Section 416(h)(2) of the Code in order to use 1.25 in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of
     1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00. This Section 11.3(d) shall not apply to any Plan Year commencing after December 31, 1997.

          (e) Transition Rule for a Super Top Heavy Plan. Notwithstanding the provisions of Sections 11.3(c) and 11.3(d), for each Plan Year commencing prior to

     January 1, 2000 in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and (2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, for Plan Years commencing prior to January 1, 2000, if the Plan is a Super Top Heavy Plan, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined Fraction is not greater than 1.00. This Section 11.3(e) shall not apply to any Plan Year commencing after December 31, 1999.

          (f) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased contributions and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of
     Section 11.3 shall not apply to the Plan.

          (g) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to participants or their beneficiaries, the provisions of
     Section 11.3 shall apply to the Plan.


                                   ARTICLE XII

                            Miscellaneous Provisions

     12.1 Employer Joinder. Any Related Company may by resolution of such Related Company's board of directors, with the approval of the Board of Directors and subject to such terms and conditions as the Board of Directors may prescribe, adopt the Plan and Trust Agreement.

     12.2 Plan Merger. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

     12.3 Non-Alienation of Benefits.

          (a) In General. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind, other than federal tax levies and judgements which are enforceable under federal law. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.

          (b) Exception for Certain Domestic Relations Orders. Notwithstanding
     Section 12.3(a), the Trustee

               (1) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 12.4,

               (2) shall comply with a domestic relations order entered before January 1, 1985, if benefits are already being paid under such order, and

               (3) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations Order even if it does not meet the requirements of Section 12.4.

          12.4 Qualified Domestic Relations Order.

          (a) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

               (1) which is made pursuant to a state domestic relations law (including a community property law),

               (2) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

               (3) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and

               (4) with respect to which the requirements of paragraphs (b) and
          (c) are met.

          (b) Information Required in a Qualified Domestic Relations Order. A domestic relations order can be a Qualified Domestic Relations Order only if such order clearly specifies:

               (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

               (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

               (3) the number of payments or period to which such order applies, and

               (4) each Plan to which such order applies.

          (c) Provisions Prohibited in a Qualified Domestic Relations Order. A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

               (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

               (2) require the Plan to provide increased benefits (determined on the basis of actuarial value), or

               (3) require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

          (d) Nondisqualifying Provisions. A domestic relations order shall not be treated as failing to meet the requirements of Section 12.4(c)(1) solely because such order requires that payment of benefits be made to an alternate payee:

               (1) in the case of any payment before a Participant has had a Termination of Employment, on or after the earlier of:

                    (A) the date on which the Participant is entitled to
               received benefits under the Plan, or

                    (B) the later of

                         (i) the date the Participant attains age 50, or

                         (ii) the earliest date on which the Participant could
                    begin receiving benefits under the Plan if the Participant had a Termination of Employment, and

               (2) as if the Participant had retired on the date on which such payment is to begin under such order, and

               (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

          (e) Treatment of Former Spouse as the Participant's Spouse. To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of consenting to the naming of another Beneficiary to the extent provided in Sections 7.3 and 7.6. An alternate Payee shall be considered a Beneficiary under the terms of this Plan until the alternate payee's benefits are distributed.

          (f) Separate Accounting of Amounts Payable Pursuant to a Qualified Domestic Relations Order. In the case of any domestic relations order received by the Plan, the Administrative Committee shall separately account for the amounts payable under the domestic relations order. If it is determined that the order is not a Qualified Domestic Relations Order, the amounts separately accounted for during such determination shall no longer be accounted for separately.

     12.5 Unclaimed Amounts.

     Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which cannot be distributed because of the Administrative Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due in accordance with Section 7.5. Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be applied in accordance with Section 4.10(e) as of the close of the Plan Year in which such two-year period shall end. If an unclaimed amount is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to such Participant or Beneficiary out of Forfeitures for the Plan Year in which such benefits are properly claimed and to the extent that Forfeitures for such Plan Year are not sufficient, such payments shall be charged ratably against income or gain of the Trust Fund unless paid by an Employer.

     12.6 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee or as creating a right of any Employee to be continued in the employment of any Employer.

     12.7 Reduction for Overpayment. The Administrative Committee shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment shall be considered as an advance payment of benefits, if any, and the Administrative Committee shall direct the Trustee to reduce all future benefits payable to that person, if any, by the amount of the overpayment.

     12.8 Employees' Trust. The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code. At no time shall the Trust Fund be diverted from the above purpose, except as provided in Section 6.16.

     12.9 Source of Benefits. All benefits payable under the Plan shall be paid or provided solely from the Trust and the Employers assume no liability or responsibility therefore.

     12.10 Indemnification. The Company shall indemnify and hold harmless each member of the Board of Directors, each member of the Investment Committee, each member of the Administrative Committee, the Chairman, the Plan Administrator and, if the Trustees are one or more individuals, the Trustees, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan, from and against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

     12.11 Company Merger. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.

     12.12 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine or neuter, and singular the plural.

     12.13 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

     12.14 Uniform and Non-Discriminatory Application of Provisions. The provisions of this Plan shall be interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.

     12.15 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     12.16 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

     12.17 Law Governing. The Plan shall be construed and enforced according to the laws of Delaware other than its laws with respect to choice of law, to the extent not preempted by ERISA.

     Executed this 2nd day of March, 1998.

                                        GENERAL INSTRUMENT CORPORATION



                                        By:  /s/ Scott A Crum
                                             ------------------------------
                                             Vice President, Administration
                                             and Employee Resources
ATTEST:

/s/ Lee S. Zimmerman
-----------------------------
Assistant Secretary

                                   SCHEDULE A

I. Notwithstanding any provision in the Plan to the contrary, the provisions of this Part I of Schedule A shall apply to the portion, if any, of a Transferred Participant's Trust-to-Trust Account which was transferred to the General Instrument Corporation Savings Trust (the "Old GI Trust") from the Singer Company Deferred Savings Plan ("The 401(k) Advantage") and subsequently transferred to the Trust pursuant to Section 1.2.

     A. Accounting. The Administrative Committee shall separately account for the portion of a Participant's Trust-to-Trust Account attributable to elective deferrals (within the meaning of Section 401(g) of the Code) and after-tax contributions made under The 401(k) Advantage. Earnings, gains, loses and expenses shall be credited or charged with respect to such separately accounted for elective deferrals and after-tax contributions in accordance with Section 6.6 as if such separately accounted for amounts were held in separate Accounts.

     B. Investment. The portion of a Participant's Trust-to-Trust Account attributable to The 401(k) Advantage shall be invested by the Trustee in accordance with the directions of the Investment Committee until such time as the Investment Committee shall, in its sole discretion, decide to permit Participants to direct the investment of such portion of the Participant's Trust-to-Trust Account attributable to The 401(k) Advantage pursuant to Section 6.11.

     C. Withdrawals while Employed. A Participant may not withdraw his Trust-to-Trust Account attributable to The 401(k) Advantage in accordance with Section 7.4 except as follows:

          - A Participant may withdraw all or any portion of his Trust-to-Trust Account attributable to after-tax contributions under The 401(k) Advantage by filing a written withdrawal request in accordance with Section 7.12.

          - A Participant who has attained age 59-1/2 may withdraw no more frequently than once annually all or any portion of his Trust-to-Trust Account attributable to The 401(k) Advantage by filing a written withdrawal request in accordance with
               Section 7.12.

          - A Participant may withdraw all or any portion of his Trust-to-Trust Account attributable to The 401(k) Advantage (excluding earnings credited thereon after December 31, 1988) on account of a Hardship in accordance with Section 7.4(d) by filing a written withdrawal request in accordance with
               Section 7.12.

     D. Distributions upon Termination of Employment or Death. In addition to the distribution provisions available under Article VII, a Participant who has had a Termination of Employment or the Beneficiary of a deceased Participant may elect to receive a distribution from the portion of the Participant's Trust-to-Trust Account attributable to The 401(k) Advantage as follows:


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          -    The Participant or his Beneficiary may elect to receive a
               distribution of the portion of the Trust-to-Trust Account attributable to after-tax contributions under The 401(k) Advantage in a lump sum at any time prior to the later of the Participant's Termination of Employment or Normal Retirement Date and receive the balance of the Participant's Trust-to-Trust Account attributable to The 401(k) Advantage at such time and in such manner as provided in Section 7.2 or 7.3, as applicable, by filing a request for a distribution in accordance with Section 7.12.

          - The Participant or his Beneficiary may elect to purchase an annuity contract with all or any portion of the Participant's Trust-to-Trust Account attributable to The 401(k) Advantage at such time and in such manner as provided in Section 7.2 or 7.2, as applicable by filing a request for benefits in accordance with Section 7.12. Any such annuity contract purchased hereunder shall comply with the requirements of Sections 401(a)(11) and 417 of the Code.

II. Notwithstanding any provision in the Plan to the contrary, the provisions of this Part II of Schedule A shall apply to the portion, if any, of a Transferred Participant's Trust-to-Trust Account which was transferred to the Old GI Trust from the General Instrument Corporation Payroll Stock Ownership Plan (the "PAYSOP") and subsequently transferred to the Trust pursuant to Section 1.2.

     A. Investment. The Trust-to-Trust Account of any Participant for whom there is no valid investment election in effect because of the Administrative Committee's inability to locate such Participant shall be invested among the Investment Funds at the discretion of the Investment Committee until such time as the Participant has been located and has provided the Administrative Committee with an investment election in accordance with Section 6.11, or has received a distribution of his entire Trust-to-Trust Account balance.

     B. Withdrawals While Employed. No portion of a Participant's Trust-to-Trust Account attributable to the PAYSOP may be withdrawn pursuant to Section 7.4.

     C. Distributions Upon Termination of Employment or Death. The portion of a Participant's Trust-to-Trust Account attributable to the PAYSOP may be distributed following a Participant's Termination of Employment as provided in Section 7.2 or 7.3 by filing a written distribution request in accordance with Section 7.12.

III. Effective September 27, 1995, Next Level Communications ("NLC") adopted the Old GI Plan for the benefit of its eligible employees and the Next Level Communications 401(k) Plan (the "NLC Plan") was merged into and became a part of the Old GI Plan. Notwithstanding any provision of the Plan to the contrary, the provisions of this Section III of Schedule A shall apply to the portion of each Transferred Participant's Trust-to-Trust Account which was transferred to the GI Trust from the NLC Plan and subsequently transferred to the Trust pursuant to Section 1.2.

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     A.   Accounting. The Administrative Committee shall separately account for the portion of a Participant's Trust-to-Trust Account attributable to elective deferrals (within the meaning of Section 402(g) of the Code) and rollover contributions, if any, made under the NLC Plan. Earnings, gains, losses and expenses shall be credited or charged with respect to such separately accounted for elective deferrals and rollover contributions in accordance with Section 6.6 as if such separately accounted for amounts were held in separate Accounts under the Plan.

     B. Investment. Each Participant shall be permitted to direct the investment of the portion of his Trust-to-Trust Account which is attributable to the NLC Plan in accordance with the provisions of
          Section 6.10 of the Plan.

     C. Distributions and Withdrawals. Except as provided below, (i) the provisions of Article VII applicable to distributions and withdrawals from a Participant's Participant Contribution Account (including restrictions on in-service withdrawals) shall apply to the portion of a Participant's Trust-to-Trust Account attributable to elective deferrals (within the meaning of Section 402(g) of the Code) made under the NLC Plan, and (ii) the provisions of Article VII applicable to distributions and withdrawals from a Participant's Rollover Contribution Account shall apply to the portion of a Participant's Trust-to-Trust Account attributable to rollover contributions under the NLC Plan.

               Notwithstanding the foregoing, a Participant who is entitled to receive a distribution pursuant to Section 7.2 or 7.5 of the Plan may elect to receive a distribution of the portion of his Trust-to-Trust Account which is attributable to the NLC Plan in the form of monthly, quarterly, semi-annual, or annual installments over a period certain not to exceed the greater of the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's Beneficiary; provided that such period shall not be longer than the period permitted under the minimum distribution incidental benefit requirement of Proposed Treasury Regulation ss. 1.401(a)(9)-2.

     D. Vesting. The portion of each Participant's Trust Account which is attributable to the NLC Plan shall be fully vested at all times.

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